Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286675
Prospectus Supplement to Prospectus dated May 1, 2025
32,467,533 Shares of Common Stock
 32,467,533 Shares of Common Stock

This is an offering of 32,467,533 of shares of common stock, $0.0001 par value (“Common Stock”) by Sable Offshore Corp. (“we,” “our,” “us,” and the “Company”). You should read this prospectus supplement, the accompanying prospectus and the documents incorporated be reference therein carefully before you invest in our securities.
Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SOC.” The last reported sale price of our Common Stock on June 29, 2026, was $6.97.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-18 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.08	$100,000,001.64
Underwriting discounts and commissions	$0.154	$5,000,000.08
Proceeds, before expenses to us	$2.926	$95,000,001.56

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 4,870,129 shares of our Common Stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,749,999.95, and the total proceeds to us, before expenses, will be $109,249,999.01.
The underwriters expect to deliver the shares on or about, July 2, 2026.

J.P. Morgan
June 30, 2026

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 and relate to an offering by the Company of Common Stock. Before purchasing any shares of Common Stock that the Company is offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Common Stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell the shares of Common Stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any securities, and this prospectus supplement may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus incorporate by reference market data and certain other statistical information that are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. Some data is also based on our good-faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.”
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These and other factors could cause results to differ materially from those expressed in any third-party publications or our good-faith estimates.
Unless otherwise noted or the context otherwise requires, references to (i) the “Company,” “Sable,” “we,” “us,” or “our” are to Sable Offshore Corp., a Delaware corporation, and its consolidated subsidiaries, following the Business Combination, (ii) “Flame” refers to Flame Acquisition Corp. prior to the Business Combination, (iii) the “Santa Ynez Unit” or “SYU” refers to the 16 federal leases, three offshore production platforms (Hondo, Harmony, and Heritage), and associated ancillary facilities located in federal waters offshore California, and (iv) the “Santa Ynez Pipeline System” (or “SYPS”) refers to the interstate pipeline connecting the Santa Ynez Unit to the Pentland Station terminal, inclusive of “Pipeline Segment 324” and “Pipeline Segment 325”, or collectively referred to as “Pipeline Segments 324 and 325” (formerly known as “901/903 Assets” and as defined in the Sable-EM Purchase Agreement), the Las Flores Canyon (“LFC”) onshore processing, storage, and related pipeline assets, and the offshore pipeline connecting the Santa Ynez Unit to LFC. The SYU Assets include the Santa Ynez Unit and the Santa Ynez Pipeline System.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus supplement contains our trademarks, service marks and trade names, which are protected under applicable intellectual property laws and are our property. This prospectus supplement may also include trademarks, service marks and trade names of other parties, which are the exclusive property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship by us of the trademark, service mark or trade name owner.
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SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus contains or incorporates by reference forward-looking statements that reflect our current views with respect to, among other things, our operations, our financial performance, and our industry. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus supplement, including in the sections entitled “Prospectus Supplement Summary” and “Risk Factors” herein and in our Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “assume,” “continue,” “plan,” “expect,” “estimate,” “intend,” “contemplate,” “should,” “would,” “could,” “potentially,” “predict,” “project,” “seek,” “foreseeable,” “will” or “may,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements included or incorporated by reference in this prospectus supplement.
•our ability to recommence full production of the SYU Assets, including bringing oil to market, and the cost and time required therefor, and production levels once recommenced;
•our financial performance;
•our ability to satisfy future cash obligations;
•restrictions in existing or future debt agreements or structured or other financing arrangements;
•commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;
•uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks, including risks relating to PHMSA’s regulatory oversight of the SYPS, the DPA Order and the potential implementation of the OS&T Strategy or the Buoy Strategy;
•the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production;
•reductions in cash flow and lack of access to capital, including the capital required to bring online perforation additions and electric submersible pumps;
•the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;
•the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers and compete within our industry;
•our success in retaining or recruiting, or changes required in, our officers, directors or other key personnel;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•developments relating to our competitors and our industry;
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•the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;
•litigation, complaints and/or adverse publicity, including the PHMSA Litigation and litigation related to the DPA Order;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our ability to maintain the listing of our Common Stock on the NYSE;
•our ability to comply with laws and regulations applicable to our business; and
•changes in applicable laws or regulations.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements included or incorporated by reference in this prospectus supplement speak only as of the date of this prospectus supplement or as of the date they are made, as applicable. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. Except as otherwise required by law, we disclaim any intent or obligation to update any “forward-looking statement” made or incorporated by reference in this prospectus supplement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in or incorporated by reference into this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-18 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
Sable Offshore Corp. was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU.
Assets
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
From the offshore platforms in the Outer Continental Shelf (“OCS”), crude oil is transported through the Santa Ynez Pipeline System to onshore processing and storage facilities. The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;
•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•a Pacific Offshore Pipeline Company (“POPCO”) gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, natural gas liquids (“NGL”) fractionation, and gas compression (the “POPCO Facility”);
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
Pipeline Segments 324 and 325 and the other 324/325 Assets (formerly known as “901/903 Assets” and as defined in the Sable-EM Purchase Agreement) acquired in the Business Combination were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. Pipeline Segments 324 and 325 were used to deliver oil to local refinery markets from the onshore processing and storage facilities. Following a crude oil release in May 2015, Plains indicated it suspended petroleum transportation activities through Pipeline Segments 324 and 325, initiated its emergency response plan, and Pipeline Segments 324 and 325 were subsequently emptied of hydrocarbons but filled with an inert gas and maintained in a safe state.
We operate the Santa Ynez Pipeline System’s onshore processing and storage facilities and pipeline facilities, including the offshore pipeline facilities and Pipeline Segments 324 and 325, as a single pipeline system transporting crude oil from the SYU Assets in the OCS to the Pentland Station terminal in Kern County, California. Segment 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Las Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Segment 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Luis Obispo, California.
Recent Events
Concurrent Convertible Notes Offering
Concurrently with this offering, we are offering in a separate transaction 6.5% convertible senior notes due 2031 (the “Notes”), in an aggregate principal amount of $300,000,000, plus up to an additional $45,000,000 aggregate principal amount of Notes (the “Concurrent Notes Offering”) that the underwriters of the Concurrent Notes Offering have the option to purchase from us. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). Neither this prospectus supplement nor the accompanying base prospectus is an offer with respect to the Notes. The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, we are offering in the Concurrent Notes Offering. See the section entitled “The Concurrent Notes Offering” for additional information.
New Senior Secured Credit Facilities
Substantially concurrently with this offering, subject to customary closing conditions, we expect to enter into (i) a senior secured reserve-based revolving credit facility (the “Senior Revolver”) in an initial aggregate maximum credit amount of up to $500,000,000 (but initially subject to a “zero borrowing base”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto, for the purpose of facilitating secured hedging arrangements and secured cash management arrangements and (ii) a senior secured term loan B credit facility (the “Term Loan B”) providing term loans in an aggregate principal amount of $675,000,000, with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto (the Term Loan B, together with the Senior Revolver, the “New Senior Secured Credit Facilities”). The Term Loan B will bear interest at a rate equal to 15.00% per annum and will mature on December 15, 2028. The Senior Revolver will provide for revolving credit availability subject to a borrowing base to be determined from time to time, and will mature on December 15, 2028. The Senior Revolver and the Term Loan B will be secured on a first lien basis by substantially all of our assets and will be subject to a first lien intercreditor agreement.. The entry into the New Senior Secured Credit Facilities is a condition precedent to the completion of this offering and the Concurrent Notes Offering.
The proceeds of this offering, the Concurrent Notes Offering and the Term Loan B shall be used, in part, to fully repay and satisfy all obligations under our Senior Secured Term Loan with Exxon (as amended, the “Existing Senior Secured Term Loan”) maturing on July 24, 2026 (such refinancing, the “Term Loan Refinancing”).
We refer to the issuance and sale of the Common Stock in this offering and the use of proceeds therefrom as described under “Use of Proceeds”, the Concurrent Notes Offering, the entry into the New Senior Secured Credit Facilities and the Term Loan Refinancing collectively as the “Transactions”. This offering, the Concurrent Notes Offering, the New Senior Secured Credit Facilities and the Term Loan Refinancing are cross conditioned, and accordingly each transaction will be consummated only if all such transactions are consummated.
Existing Senior Secured Term Loan Amendment
On June 22, 2026, we and Exxon entered into an amendment (the “Existing Senior Secured Term Loan Amendment”) to the Existing Senior Secured Term Loan to, among other things, extend the maturity date, and agreed to a limited waiver of the Company’s P&A Financial Security obligations in Section 11.18 (c) (the “Limited Waiver”) of the Sable-EM Purchase Agreement.
The Existing Senior Secured Term Loan Amendment extends the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).
The Limited Waiver states that the Company and EM have agreed to temporarily waive the requirement for the Company to provide P&A Financial Security (as defined in the Sable-EM Purchase Agreement) within three business days of the maturity date until the earlier of (A) December 22, 2028, (B) the date on which the New Senior Secured Credit Facilities are redeemed, repaid or otherwise refinanced, or (C) the date on which any Event of Default has occurred and is continuing under the Existing Senior Secured Term Loan, or any Financing Document (as defined in the Existing Senior Secured Term Loan) or any breach or default under any other contractual obligation to Sellers or their affiliates.
Pursuant to the Existing Senior Secured Term Loan Amendment, we paid Exxon a $30.0 million amendment fee on June 22, 2026. Additionally, Exxon agreed to suspend and waive the minimum liquidity covenant of $25.0 million under the Existing Senior Secured Term Loan until the amended maturity date.

Resumption of Production
As of June 18, 2026, 52 of the 77 completed wells at Platforms Harmony and Heritage are online, producing an average of approximately 43,000 gross barrels of oil per day. The number of online wells is currently limited by the number of compressors online due to lower-than-expected gas production from the wells given the higher oil ratios since restart. The Company expects to bring additional wells at Platform Harmony and Heritage online as gas production increases. The Company also expects Platform Hondo to commence production in the third quarter of 2026.
The Company has also brought online two perforation additions, plans to bring online up to 41 more perforation additions by the end of 2029 (with an expected 15 more perforation addition opportunities remaining thereafter), and also intends to install up to eight electric submersible pumps beginning in 2028. The Company estimates that the total capital required for the perforation additions and submersible pumps, if all are executed, is approximately $40.8 million.
Offshore Buoy Alternative
Sable is evaluating the installation of an oil sales buoy (the “Buoy”) to provide access to additional markets for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area the (“Buoy Strategy”).
Sable has not started any preparations or installations of the Buoy. Sable estimates that the total capital required to install the Buoy is approximately $125.0 million. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
Offshore Storage and Treating Vessel Alternative
On September 29, 2025, Sable announced that it is evaluating an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). Continued delays related to the Santa Ynez Pipeline System prompted Sable to evaluate the OS&T Strategy and on October 9, 2025, Sable submitted a Development and Production Plan update for the SYU to the Bureau of Ocean Energy Management (“BOEM”). Prior to implementation of the OS&T Strategy, regulatory authorizations would be required, including clearance from BOEM. Following the resumption of oil transportation through Pipeline Segments 324 and 325 of the SYPS, the OS&T Strategy is no longer the Company’s primary development pathway. Under the DPA Order (as defined below), the Company has been directed to immediately prioritize and allocate pipeline transportation services for oil transportation from the SYU through the SYPS. Nonetheless, the Company continues to evaluate the OS&T Strategy as a longer-term option to diversify sales channels, expand access to domestic and international purchasers, and provide additional flexibility in navigating potential regulatory developments.
Preparations for the OS&T Strategy would include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. Sable estimates that the total capital required to execute the OS&T Strategy is approximately $475.0 million. The Company has already incurred a small portion of such capital expenditures, with the vast majority of such capital expenditures remaining, provided the Company implements the OS&T Strategy and receives regulatory clearances. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
At-the Market Offering Program
During the first quarter of 2026, the Company entered into an at-the-market equity offering program (the “ATM Program”) to support its capital requirements and enhance liquidity, pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock having an aggregate gross sales price of up to $250.0 million.

Under the ATM Program, subsequent to March 31, 2026, the Company has issued 1,640,844 shares of its common stock for aggregate net proceeds of approximately $22.2 million.
Resuming Transportation through Pipeline Segments 324 and 325
On March 14, 2026, we resumed transportation of oil through Pipeline Segments 324 and 325 of the Santa Ynez Pipeline System, pursuant to the DPA Order (as defined below).
Defense Production Act Order
On March 13, 2026, the President of the United States, Donald J. Trump, signed an Executive Order to, among other things, delegate certain authorities under the Defense Production Act (“DPA”) to the United States Secretary of Energy.
Subsequently on March 13, 2026, the United States Secretary of Energy, Chris Wright, issued an order (the “DPA Order”) pursuant to that delegated authority in order to address the energy scarcity and supply disruption risks that have left the region and U.S. military forces dependent on foreign oil. The DPA Order states that “[a]n affordable and reliable domestic supply of energy is a fundamental requirement for the national and economic security of any nation.” It observes that the nation’s energy “problems are most pronounced in our Nation’s West Coast, ‘where dangerous State and local policies jeopardize our Nation’s core national defense and security needs, and devastate the prosperity of not only local residents but the entire United States population.’” The SYPS is a “critical energy resource on the West Coast” but “cannot be used to address the shortages identified in EO 14156 and the resulting vulnerabilities, including adversarial dependence” because “California agencies have deployed an array of state measures [ ] to block pipeline operations.” Accordingly, the DPA Order directs Sable “to immediately prioritize and allocate pipeline transportation services for hydrocarbons from the SYU through the SYPS” and “immediately commence performance under contracts or orders for services…for hydrocarbon transportation capacity in the SYPS[.]” The DPA Order requires Sable to “comply with this order immediately and maintain such compliance until such time as the conditions necessitating the issuance of this order abate or until Sable is directed otherwise.”
On March 30, 2026, the State of California filed a Complaint for Declaratory and Injunctive Relief alleging that the DPA Order violates provisions of the Administrative Procedure Act and the U.S. Constitution. The matter is captioned State of California v. Chris Wright, et al., Case No. 2:26-cv-03396, in U.S. District Court, Central District of California. The Court held a hearing on the State’s Motion for Preliminary Injunction on June 8, 2026, and ordered supplemental briefing, which was completed by the parties on June 18, 2026.
California Coastal Commission Matter
On September 27, 2024, the California Coastal Commission (the “Coastal Commission”) issued Notice of Violation No. V-9-24-0152 to Sable, which asserted that Sable’s safety valve installation work and certain maintenance and repair activities undertaken by Sable on Pipeline Segments 324 and 325 of the SYPS located in the California coastal zone (the “Coastal Zone”) constituted unpermitted development activities under the California Coastal Act (Cal. Pub. Res. Code Section 30000, et seq.) (the “Coastal Act”) and the County’s Local Coastal Program (“LCP”). Sable undertook the subject repair and maintenance work, including the safety valve installation work, based on its understanding that no new coastal development permit or other Coastal Act authorization was required, consistent with the County’s practice of authorizing repair work on Pipeline Segments 324 and 325 since they were first permitted and built over 30 years ago. Following good faith negotiations with Coastal Commission staff, on November 12, 2024, the Coastal Commission issued Executive Director Cease and Desist Order No. ED-24-CD-02 (the “Order”) requiring Sable to, among other requirements, prepare and submit an interim restoration plan and submit an application either to the Coastal Commission or the County to obtain a coastal development permit for the valve installation and other maintenance and repair work. In compliance with the Order, Sable prepared, submitted, and implemented the Interim Restoration Plan as approved by Coastal Commission staff. Sable separately submitted certain applications to the County related to some of the maintenance and repair work that was subject to Notice of Violation No. V-9-24-0152. The Order expired on February 10, 2025.
On February 11, 2025, the Coastal Commission issued Notice of Violation No. V-9-25-0013 to Sable, which asserted that certain maintenance and repair activities on the offshore pipeline segments of the SYPS in the Coastal

Zone constituted unpermitted development activities under the Coastal Act. Sable undertook the subject maintenance and repair activities based on its understanding that no new coastal development permit or other Coastal Act authorization was required for such work, consistent with similar work that previously had been performed along the offshore pipeline segments of the SYPS by prior operators.
On February 12, 2025, the County delivered a letter to Sable confirming that certain Pipeline Segments 324 and 325 anomaly maintenance and repair work referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 was “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement (EIR/EIS).” The letter states in part that “[t]he County previously exercised its authority under its Local Coastal Program and delegated Coastal Act authority in approving the permits and the requested anomaly repair work is within the scope of those approved permits.” Sable subsequently recommenced the repair and maintenance activities which were subject to Notice of Violation V-9-24-0152.
In addition, also on February 12, 2025, the County delivered a letter to the Coastal Commission. In this letter, the County responded to a request by the Coastal Commission to consent to a consolidated coastal development permit process for certain activities undertaken and planned by Sable on the SYPS. The County’s letter also stated that certain maintenance and repair work on the Pipeline Segments 324 and 325 that was referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 is “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.”
On February 14, 2025, Sable submitted a written response to the Coastal Commission’s Notice of Violation V-9-24-0152 detailing that, consistent with the County’s letters, certain of the alleged unpermitted development subject to the Notice of Violation was previously approved and that no further coastal development permit is required.
On February 18, 2025, Sable filed a complaint against the Coastal Commission in the Superior Court of the State of California for the County of Santa Barbara (Case No. 25CV00974). In the complaint, Sable challenges the Coastal Commission’s prior Notices of Violations and Executive Director Cease and Desist Order as procedurally improper and asserts that the Coastal Commission lacks authority to prohibit work authorized by existing permits. Sable seeks a declaration that the Coastal Commission’s actions are unlawful, an injunction prohibiting further enforcement actions by the Coastal Commission, damages for the alleged taking of property rights, and attorneys’ fees and costs. The Coastal Commission proceeded to issue an Executive Director Cease and Desist Order to Sable on February 18, 2025, related to certain of Sable’s pipeline repair and maintenance activities and safety valve installation work.
On April 10, 2025, the Coastal Commission approved Cease and Desist Order CCC-25-CD-01, Restoration Order CCC-25-RO-01, and Administrative Penalty Order CCC-25-AP3-01, whereby the Coastal Commission ordered the Company to cease and desist from all ongoing development in the Coastal Zone under the Coastal Act “as part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” apply for new Coastal Act authorization for all previously completed, ongoing, and future development in the Coastal Zone to the extent “part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” and imposed an administrative penalty of approximately $18.0 million on the Company. The Company does not believe this penalty is lawful and has not recognized any accrued expense as of March 31, 2026. Sable is prepared to vigorously pursue all available legal remedies related to the orders, including the administrative penalty, imposed by the Coastal Commission.
On April 16, 2025, the Coastal Commission filed a request in the Santa Barbara County Superior Court for a temporary restraining order against the Company to restrain the Company from violating the Cease and Desist Order CCC-25-CD-01 and to halt repair and maintenance activities on the Santa Ynez Pipeline System within the Coastal Zone. The request was filed within the Company’s ongoing litigation against the Coastal Commission (Case No. 25CV00974). On April 17, 2025, the court denied the Coastal Commission’s request for a temporary restraining order and set the matter for further hearing on May 14, 2025, which date was later continued to May 28, 2025.

On April 22, 2025, counsel for the Coastal Commission filed a Petition for Stay, Writ of Supersedeas, or Other Appropriate Order, and Request for Temporary Stay with the Second Division California Court of Appeal (“Court of Appeal”), seeking a temporary stay of the Santa Barbara County Superior Court’s denial of the Coastal Commission’s request for a TRO and an order requiring Sable to comply with the cease and desist order. Sable filed an Opposition to the Coastal Commission’s Petition with the Court of Appeal on April 28, 2025. On May 15, 2025, the Court of Appeal denied the Coastal Commission’s request for a temporary stay.
On May 28, 2025, the Santa Barbara County Superior Court granted the Coastal Commission’s application for issuance of a preliminary injunction, enjoining Sable from conducting any further “development” in violation of Cease and Desist Order CCC-25-CD-01. On July 9, 2025, the court denied Sable’s motion to stay the Cease and Desist Order CCC-25-CD-01. On July 16, 2025, Sable filed a notice of appeal challenging the court’s issuance of preliminary injunction. On July 29, 2025, counsel for Sable filed a Petition for Writ of Mandate or Other Appropriate Relief with the Second Division California Court of Appeal, seeking a writ of mandate reversing the Santa Barbara County Superior Court’s denial of Sable’s motion to the stay Cease and Desist Order CCC-25-CD-01. On August 4, 2025, the Court of Appeal denied Sable’s Petition for Writ of Mandate. On October 6, 2025, Sable filed a motion to file an amended complaint which quantifies its monetary damages in excess of $347.0 million. On October 15, 2025, the Santa Barbara County Superior Court denied the Company’s request for the issuance of a writ of mandate on its first cause of action and set procedural motions related to Sable’s four additional causes of action for December 3, 2025. On November 5, 2025, Sable filed its opening brief in support of its appeal challenging the Superior Court’s issuance of the preliminary injunction with the Court of Appeal. Sable has also filed a Petition for Writ of Mandate or Other Appropriate Relief, seeking a writ of mandate reversing the Superior Court’s October 15, 2025 denial of Sable’s first cause of action. The Court of Appeal held a hearing on Sable’s appeal on May 14, 2026, and took the matter under submission. On June 17, 2026, the Court of Appeal affirmed the Superior Court’s issuance of the preliminary injunction.
On December 3, 2025, the Santa Barbara County Superior Court denied the Coastal Commission’s motion for judgment on the pleadings as to its first amended cross complaint, granted Sable’s motion to file the second amended complaint, and requested further briefing on Sable’s four remaining causes of action. On February 18, 2026, the Santa Barbara County Superior Court denied Sable’s Motion for Reconsideration of the Preliminary Injunction for lack of jurisdiction pending Sable’s appeal of the preliminary injunction to the Second Division California Court of Appeal. The Santa Barbara County Superior Court also denied Sable’s Motion for Reconsideration of Sable’s Writ of Mandate. On March 18, 2026, the Coastal Commission filed a Motion for Judgment on the Pleadings (“MJOP”). On April 22, 2026, Sable filed its opposition to the Coastal Commission’s MJOP. A hearing on the Coastal Commission’s MJOP was held on May 20, 2026. On April 22, 2026, Sable also filed a motion for leave to file a third amended complaint to include allegations relating to PHMSA’s jurisdiction and the DPA Order and for leave to file a first amended answer, for which arguments also were heard on May 20, 2026. On May 20, 2026, the Santa Barbara County Superior Court granted the Coastal Commission’s MJOP as to the Company’s second, third, fourth, and fifth causes of action, denied the Company’s motion for leave to file a third amended complaint, and granted the Company’s motion for leave to file a first amended answer. Trial is scheduled for February 17, 2027.
On December 23, 2025, the Coastal Commission’s Executive Director sent PHMSA a letter requesting to review the Company’s Restart Plan application materials pursuant to the Coastal Zone Management Act (“CZMA”), which PHMSA had approved on December 22, 2025. The letter also requested that PHMSA provide the Commission with the Company’s Emergency Special Permit application materials to allow for a similar review by the Commission under the CZMA. The letter asserts that PHMSA’s approval of the Company’s Restart Plan and the Emergency Special Permit should be considered stayed pending the Commission’s review. The letter also notified PHMSA that the Commission is reviewing PHMSA’s concurrence with the Company’s determination that Pipeline Segments 324 and 325 constitute part of an interstate pipeline facility under the PSA. On February 20, 2026, PHMSA responded to the Coastal Commission’s December 23 letter, advising the Commission that PHMSA’s records are available by submitting a request for information pursuant to the Freedom of Information Act, advising that some of the records may already be public owing to litigation that has been filed challenging the Restart Plan approval, and otherwise abstaining from comment owing to ongoing litigation.

On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development” under the Coastal Act as amended by California Senate Bill 237. See “California Senate Bill 237” for additional information.
Zaca Preserve Matter
On October 3, 2024, plaintiff Zaca Preserve LLC filed a California state court complaint against Sable, its subsidiary PPC, Plains All American Pipeline LP, and Plains Pipeline LP. The case is captioned 24CV05483 and is pending in Santa Barbara County Superior Court, Anacapa Division. The plaintiff filed a First Amended Complaint on December 12, 2024, and served the complaint on Sable and PPC on December 18, 2024.
The plaintiff was a class member of the Grey Fox litigation that was settled effective September 17, 2024, and chose to opt out of the final settlement class. The plaintiff raises claims similar to the Grey Fox plaintiffs, namely that the pipeline easement on its property is no longer valid in light of the 2015 Refugio oil spill and the conduct of defendants. The plaintiff brings contract and tort claims and seeks declaratory and injunctive relief determining his easement terminated and prohibiting defendants from accessing or using his easement to resume pipeline operations. The plaintiff seeks compensatory, exemplary, and statutory damages, costs, attorneys’ fees, and interest, as well as declaratory and injunctive relief. By stipulation, Sable and PPC’s deadline to respond to the First Amended Complaint was March 4, 2025. Sable and PPC timely filed and served their Demurrer to the Plaintiff’s First Amended Complaint and Sable filed and served a Motion to Strike the First Amended Complaint. The Demurrer and Motion to Strike were heard November 12, 2025. The court sustained the Demurrer, without leave to amend as to Plaintiff’s causes of action for injunctive relief, negligent misrepresentation, negligence, UCL violation, permanent nuisance and threatened nuisance, and denied the Motion to Strike. Plaintiffs filed a Second Amended Complaint on December 12, 2025. Sable and PPC answered the Second Amended Complaint on February 11, 2026, and intend to defend the case vigorously. Plaintiff has filed a motion to supplement the complaint but not to change the underlying claims. A hearing on that motion and a case management conference are scheduled for August 5, 2026.
BSEE Matter
On June 27, 2024, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Debra Haaland, Secretary of the U.S. Department of the Interior; the Bureau of Safety and Environmental Enforcement (“BSEE”); and Bruce Hesson, BSEE Pacific Regional Director in the U.S. District Court for the Central District of California (Case No. 2:24-cv-05459). Sable intervened and vigorously contests the plaintiffs’ allegations. In the plaintiffs’ January 2025 first supplemental and amended complaint, the plaintiffs alleged that BSEE: violated the National Environmental Policy Act (“NEPA”), the Outer Continental Shelf Lands Act (“OCSLA”), and the Administrative Procedure Act (“APA”) in November 2023 by approving an extension to resume operations associated with the 16 oil and gas leases Sable holds in the SYU in federal waters offshore of California in the Santa Barbara Channel; and violated NEPA and the APA in September 2024 by approving applications for permits to modify for well reworking operations and by failing to conduct supplemental environmental analysis for oil and gas development and production in the SYU. The complaint asked for the court: to issue an order finding that BSEE violated NEPA, OCSLA and the APA; to vacate and remand the extension and the applications for permits to modify; to order BSEE to complete NEPA analysis by a date certain; to prohibit BSEE from authorizing further extensions, applications for permits to modify, or any other authorizations for resuming production until it complies with NEPA, OCSLA and the APA; and for an award of costs and attorneys’ fees. Sable believes that the government’s prior extensions to resume operations were both appropriate and authorized and independently that subsequent actions, including a May 28, 2025 Environmental Assessment (the “2025 Environmental Assessment”) relied on by BSEE and a May 29, 2025 decision by BSEE approving the extension, render plaintiffs’ corresponding claims moot. On September 24, 2025, the court denied cross-motions for summary judgment by all parties.
On November 7, 2025, the court approved a new scheduling order. On November 10, 2025, plaintiffs filed their second supplemental and amended complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BSEE; and Bobby Kurtz, BSEE Acting Pacific Regional Director. Plaintiffs added new claims to their existing complaint alleging that BSEE: violated NEPA and the APA in July 2025 by approving additional applications for permits to modify; and violated NEPA and the APA when issuing the May 29, 2025 decision approving the extension based upon the 2025 Environmental Assessment. In addition to the relief plaintiffs already sought, the second supplemental and amended complaint also asks the court: to issue an order finding that BSEE violated NEPA and the APA when issuing the July 2025 applications for permits to modify; to vacate and remand the July 2025 applications for permits to modify, the 2025 Environmental Assessment and Finding of No Significant Impact, and BSEE May 29, 2025 decision approving the extension. On November 24, 2025, Sable filed its answer to the second supplemental and amended complaint. The federal government lodged an updated administrative record on December 19, 2025. On January 16, 2026, plaintiffs filed a motion to compel completion and supplementation of the administrative record, which the court granted on March 12, 2026, and BSEE subsequently produced additional documents. On May 28, 2026, the court issued a scheduling order setting a briefing schedule for the parties’ cross-motions for summary judgment with a hearing scheduled for February 12, 2027.
BOEM Matter
On April 2, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BOEM; and Douglas Boren, BOEM Pacific Regional Director, in the U.S. District Court for the Central District of California (Case No. 2:25-cv-02840). On May 12, 2025, plaintiffs filed an amended complaint in which plaintiffs challenge BOEM’s April 2025 decision determining that Sable is not required to revise the development and production plan for Platform Harmony in the SYU. The amended complaint asked for the court: to issue an order finding that BOEM’s decision was not in accordance with OCSLA and violated the APA; order BOEM to require revision of the development and production plan for Platform Harmony; prohibit BOEM from authorizing new oil and gas drilling activity at the SYU unless and until revision of the development and production plan is complete; and for an award of costs and attorneys’ fees. Sable intervened and vigorously contests the plaintiffs’ allegations. On September 10, 2025, the court denied Sable’s motion to dismiss based on plaintiffs’ failure to provide notice under OCSLA’s citizen suit provision. The parties filed cross-motions for summary judgment, and the federal government and Sable filed motions to strike extra-record materials cited in plaintiffs’ motion for summary judgment. On May 14, 2026, the court issued an order sua sponte dismissing plaintiffs’ amended complaint for lack of subject matter jurisdiction on standing grounds, and denied as moot all pending motions for summary judgment and motions to strike extra-record evidence. On June 4, 2026, plaintiffs filed a second amended complaint against the same defendants asking the court to declare that BOEM’s April 2025 decision that the development and production plan for Platform Harmony need not be revised is arbitrary, capricious, and not in accordance with OCSLA or its implementing regulations; order BOEM to review changes in available information and other onshore or offshore conditions affecting or impacted by development and production at the SYU or to require revision to or supplementation of the development and production plan by a date certain; and for an award of costs and attorneys’ fees. Plaintiffs’ second amended complaint also seeks alternative relief under the APA including declaratory relief, vacatur, and remand of BOEM’s decision to the agency for further analysis and issuance of a new decision by a date certain. The Company intends to vigorously defend against the claims in this second amended complaint.
Regional Water Quality Control Board and Department of Fish and Wildlife Matters
On December 13, 2024, the California Central Coast Regional Water Quality Control Board (“Regional Board”) issued three letters to the Company related to Pipeline Segments 324 and 325 of the SYPS: (i) a Notice of Violation for an alleged unauthorized discharge of waste to waters of the state at an ephemeral stream in Santa Barbara County; (ii) a Directive to obtain regulatory coverage for an alleged unauthorized discharge of waste to waters of the state at the same ephemeral stream identified in item (i); and (iii) a First Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties.
On December 17, 2024, the California Department of Fish and Wildlife (“CDFW”) issued a Notice of Potential Violation to Sable for alleged violations of the California Fish and Game Code at four separate sites within Santa Barbara County and San Luis Obispo County in California for alleged placement or fill of waste to waters.
On January 10, 2025, Sable submitted a written response to the Regional Board’s December 2024 letters. On January 13, 2025, Sable submitted a written response to CDFW’s December 2024 Notice of Potential Violation. On January 22, 2025, the Regional Board issued two additional letters to Sable related to Pipeline Segments 324 and

325: (i) a Second and Final Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties; and (ii) an order requiring Sable to submit a technical report associated with the discharge of earthen material to waters of the state.
On January 31, 2025, Sable submitted an application to the Regional Board for regulatory coverage for the alleged discharge of waste to waters of the state at the location identified in the Regional Board’s December 13, 2024, Notice of Violation, and coverage was approved and issued by the Regional Board on March 20, 2025. On February 18, 2025, Sable submitted an application to CDFW for the same site, that application was deemed complete in March 2025, and work at the site was approved to proceed in May 2025. On February 21, 2025, the Company submitted a written response to the Regional Board’s Second and Final Notice of Non-Compliance. On March 7, 2025, Sable submitted its initial responses to the Regional Board’s order requiring Sable to submit a technical report, and on April 15, 2025, the Company submitted a supplemental response, that Sable committed to provide in its March initial response.
Sable submitted after-the-fact permitting applications to the Regional Board and CDFW with respect to potential discharges at the four sites identified in CDFW’s December 2024 notice during the first two weeks of March 2025. The Regional Board provided responses and requests for additional information in April 2025, to which the Company provided supplemental information on April 25, 2025. These sites were fully permitted by the Regional Board in June 2025 and by CDFW as of September 2025.
On April 15, 2025, the Regional Board issued a second Notice of Violation to the Company for an alleged failure to provide a sufficient response to the Regional Board’s request for a technical report and continued allegations of unauthorized discharges. On that same day, the Company submitted to the Regional Board further responses and additional information in response to the Regional Board’s request for a technical report, in which the Company identified additional sites that may require after-the-fact permitting. On April 17, 2025, the Regional Board issued Resolution R3-2025-0024, which referred any assessment of civil liability, injunctive and declaratory relief against the Company for its alleged violations of the California Water Code to the California Attorney General via the California Superior Court. After the issuance of Resolution R3-2025-0024, the Company continued to work with the Regional Board and CDFW to identify locations and submit additional after-the-fact permit applications. On July 24, 2025, the Regional Board issued a third Notice of Violation, requiring the Company to provide additional information in order to satisfy the request for a technical report, to which the Company timely responded on August 13, 2025 with all requested information. As a result of this process, nine additional sites were identified. As of January 29, 2026, the Regional Board has issued permits for the nine additional locations (for a total of 14 locations) identified by the Regional Board, CDFW, and the Company. CDFW issued the final Streambed Alteration Agreement for the nine locations on June 18, 2026. As such, all locations all permitted. Based on the information provided by Sable in response to the Notices of Non-Compliance associated with the Regional Board’s General Permit for Construction Stormwater Discharges, the Regional Board is not further requiring Sable to obtain coverage under that permit for the work performed.
On September 16, 2025, the Santa Barbara County District Attorney’s office filed a criminal Complaint against the Company in Santa Barbara County Superior Court, with 21 Counts being pursued (sixteen (16) misdemeanors and five (5) felonies) for alleged violation of the California Fish & Game Code and Water Code and based on the same underlying activities that were the focus of the Regional Board and CDFW actions. The Complaint references some of the 14 locations where the Company has already sought after-the-fact permitting from the Regional Board and CDFW, but also includes other locations where neither the Regional Board nor the CDFW are requiring any further action or permitting. The Company has retained counsel for defense. On October 3, 2025, the Regional Board filed a civil action in Santa Barbara County Superior Court alleging that the Company failed to secure permits at the 14 locations prior to undertaking the work, though the Complaint also notes the Company’s after-the-fact permitting efforts. The Complaint also alleges failure to comply with the request for a technical report. The Regional Board is seeking civil penalties and potentially limited injunctive relief. The Company filed its response to the Complaint on November 25, 2025. The parties attended an initial mediation session on April 8, 2026, and a second mediation session on May 13, 2026. A case management conference is scheduled for August 14, 2026.

County Permit Transfer Matter
In October 2024, the County of Santa Barbara’s Planning Commission approved the transfer of the Final Development Permits for the SYU, POPCO Facilities and Pipeline Segments 324 and 325 from Exxon and certain of its subsidiaries to the Company and its subsidiaries, PPC and POPCO, pursuant to Santa Barbara County Code Chapter 25B. That approval was appealed by various environmental advocacy groups to the Santa Barbara County Board of Supervisors. On February 25, 2025, the Board of Supervisors heard the appeals but, despite a County staff recommendation to reject the appeals, did not decide them, splitting 2-2 in a tie vote. As the appeals did not reverse the Planning Commission’s decision, the Company thereafter sought the permit transfers from the County, but it was unsuccessful.
On May 8, 2025, the Company, its subsidiaries, PPC and POPCO, and Exxon and certain of its subsidiaries filed suit against the County of Santa Barbara and Board of Supervisors seeking a writ of mandamus directing Santa Barbara County to issue updated Final Development Permits reflecting the Sable plaintiffs as holders thereof, for declaratory relief finding that the County’s Chapter 25B ordinances violate the United States and California Constitutions, and for damages. Several environmental advocacy groups intervened in the litigation. On September 12, 2025, after a hearing, the court issued an order of mandate requiring that “within 60 days of service of the writ of mandate on the Board, hold a de novo public hearing to affirm, reverse, or modify the Planning Commission’s decision regarding Petitioners/Plaintiffs’ Final Development Permit applications in this action in compliance with Santa Barbara County Code Chapter 25B-8, 9, and 10. If the Board is unable to reach a vote that affirms, reverses, or modifies the Planning Commission’s decision, the Board shall hold another de novo public hearing within 45 days, and if unable again, every 45 days thereafter.” The litigation was stayed pending the final action at the Board of Supervisors’ re-hearing. The County set a hearing in this matter pursuant to the writ of mandate for November 4, 2025. At that hearing, the Board voted to continue the hearing until December 16, 2025, and directed County staff to prepare findings that would grant the appeals and deny the transfer of the permits to Sable for consideration at that hearing. At the December 16 hearing, the Board adopted the findings to grant the appeals and deny the transfer of the permits.
On March 16, 2026, Petitioners filed an amended petition for writ of mandate and complaint for declaratory relief and damages. On April 29, 2026 Respondents filed a Motion to Dismiss Complaint in Part, which is set for hearing on July 10, 2026. On April 30, 2026, certain intervenors also filed a motion to dismiss one of the causes of action in the Petitioners’ amended petition. The intervenors’ motion is also set for hearing on July 10, 2026. Sable continues to pursue the case vigorously.
Johnson Class Action / Kelly and Vora Derivative Claims
On July 28, 2025, shareholder Tracy Johnson filed a putative class action complaint against the Company in the U.S. District Court for the Central District of California, captioned Johnson v. Sable Offshore Corp., et al., Case No. 2:25-cv-06869 (C.D. Cal) (the “Johnson Action”). The complaint alleged violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, on behalf of a putative class of investors who purchased or acquired Sable’s publicly traded securities between May 19, 2025 and June 3, 2025, when the Company engaged in a public offering, and/or pursuant and/or traceable to the offering. The complaint named as defendants the Company, certain of its officers, and the underwriters in the offering.
On October 27, 2025, the Court appointed a lead plaintiff. On November 10, 2025, the lead plaintiff filed an amended complaint purportedly on behalf of persons or entities who purchased or otherwise acquired publicly traded Sable securities between May 19, 2025 and November 4, 2025. The amended complaint dropped the claims under the Securities Act of 1933 and dropped the underwriters as defendants. On November 24, 2025, Defendants moved to dismiss the amended complaint. On December 8, 2025, the lead plaintiff filed a second amended complaint. The second amended complaint alleges, among other things, that the Company and certain of its officers made false and misleading statements or failed to disclose certain information regarding the Company’s business activities at the SYU. The plaintiff seeks damages, costs, expenses, expert and attorneys’ fees, and other unspecified relief. On January 5, 2026, Defendants moved to dismiss the second amended complaint. Plaintiff filed an opposition on January 12, 2026. Defendants’ reply was filed on January 26, 2026, and the motion to dismiss was heard on February 23, 2026. The motion remains under consideration by the Court. The Company intends to vigorously defend against the claims in this lawsuit.
On August 21, 2025, shareholder Bryce Kelly filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Kelly v. Flores, et al., Case No. 2:25-cv-07848 (C.D. Cal.) (the “Kelly Action”). The complaint names as defendants the members of the Board of Directors of the Company, certain officers of the Company, and the underwriters of the Company’s May 2025 public offering. The complaint alleges claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, waste of corporate assets, contribution under Section 10(b) and 21D of the Exchange Act of 1934, and contribution under Section 11(f) of the Securities Act of 1933, based on similar factual allegations to those at issue in the Johnson Action. On December 12, 2025, the Kelly Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
On December 17, 2025, shareholder Udit Vora filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Vora v. Flores, et al., Case No. 2:25-cv-11944 (C.D. Cal.) (the “Vora Action”). The complaint names as defendants the members of the Board of Directors of the Company and certain officers of the Company. The complaint alleges claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934, based on similar factual allegations to those at issue in the Johnson Action. On February 27, 2026, the Vora Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
CalGEM
On May 9, 2025, the California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) issued a letter to the Company asserting that the Company’s facility in LFC (the “Las Flores Canyon Facility”) is a “production facility” under the California Public Resources Code and therefore subject to various statutory requirements applicable to such facilities. In that letter, CalGEM demanded that the Company post a bond of approximately $31.9 million, submit certain oil spill contingency response and management plans for CalGEM’s review, and indicating that the failure to timely respond could result in civil penalties of up to $50,000 per day/per violation. On January 27, 2026, CalGEM issued a letter to the Company revising the bond amount to approximately $57.3 million based on CalGEM’s material increases to the estimates for labor, equipment, transportation, engineering, and handling costs associated with decommissioning and remediation after an additional on-site inspection by CalGEM. Sable disputes that CalGEM possesses jurisdiction to impose those requirements. On February 17, 2026, Sable filed a lawsuit against CalGEM, the State Oil and Gas Supervisor, the California Department of Conservation, and its Director, seeking a writ of mandate against these agencies and officers prohibiting them from enforcing those provisions of the California Public Resources Code applicable to oil and gas production facilities against Sable, as well as a declaratory judgment that Sable’s Las Flores Canyon Facility is not a “production facility” under California Public Resources Code section 3010. Separately, Sable and CalGEM are in disagreement over CalGEM’s authority to inspect the Las Flores Canyon Facility, with Sable repeatedly expressing a willingness to permit an inspection within the procedural mechanisms established in the Civil Discovery Act in light of the ongoing litigation. On April 15, 2026, the Attorney General’s Office filed a demurrer to Sable’s petition for writ of mandate and complaint. On April 22, 2026, CalGEM asserted that Sable’s request that CalGEM comply with the Civil Discovery Act constituted a denial of access to the facility and threatened to pursue enforcement action separate from the ongoing litigation. Thereafter, on May 15, 2026, the Attorney General's Office filed a special motion to strike (an anti-SLAPP motion) challenging Sable’s petition for writ of mandate and complaint on the basis that that CalGEM’s demand to Sable to post the $57.3 million dollar bond was protected speech, and Sable could not file a lawsuit challenging CalGEM’s jurisdiction on this basis. Both the demurrer and anti-SLAPP motions are set for hearing on July 31, 2026. Sable intends to vigorously oppose both motions and maintains that its lawsuit against CalGEM is both appropriate and meritorious.
California Senate Bill 237
On September 13, 2025, the California Legislature passed Senate Bill 237 (“SB 237”). On September 19, 2025, Governor Gavin Newsom signed SB 237 into law. SB 237 became effective January 1, 2026. SB 237 added Section

51014.1 to the California Government Code, which requires that an “existing oil pipeline … that has been idle, inactive, or out of service for five years or more, shall not be restarted without passing a spike hydrostatic testing program.” SB 237 also amends Section 30262 of the California Coastal Act to provide that the “[r]epair, reactivation, [] maintenance,” or “[d]evelopment associated with the repair, reactivation or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more” must obtain a “new coastal development permit.”
On September 29, 2025, PPC filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that the SYPS is not subject to SB 237 because the SYPS is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the SYPS is preempted by federal law. On February 20, 2026, the State of California removed the case to the U.S. District Court for the Eastern District of California.
On February 18, 2026, the Coastal Commission’s Executive Director sent a letter to the Company asserting that “in order for Sable to reactivate” SYPS Pipeline Segments 324 and 325, Sable must “at a minimum, apply for and receive a [coastal development permit] from the [Coastal] Commission” pursuant to Section 30262 of the Coastal Act, as amended by SB 237. On March 1, 2026, the Company responded to the Commission’s Executive Director and confirmed that the “legal issues raised in [the Director’s] letter are being actively litigated.” On March 19, 2026, the Coastal Commission’s Executive Director sent a further letter to the Company asserting that, among other things, “any reactivation” of Pipeline Segments 324 and 325 “is unpermitted development” pursuant to SB 237 and “would be grounds for further enforcement action by the [Coastal] Commission.” On March 20, 2026, the Company responded to the Commission’s Executive Director and reconfirmed that “the legal issues pertaining to SB 237 … are the subject of litigation.”
The State filed its Motion to Dismiss in the SB 237 litigation discussed above on March 30, 2026. PPC filed its opposition to the State’s Motion to Dismiss on April 13, 2026. That motion is pending. PPC filed a Motion for Leave to File Second Amended Complaint on April 10, 2026, which, among other things, requested to add the Coastal Commission as a defendant in this litigation. PPC’s Motion is also pending. Sable intends to continue to vigorously prosecute the action.
On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development in the form of reactivation of the Las Flores Pipelines, CA-324 and CA-325, after more than five years of those pipelines being idled, inactive, and out of service.” The Notice states that the Executive Director will commence proceedings for the Coastal Commission to issue a Cease and Desist Order and impose an Administrative Penalty on the Company, which “would include a direction to cease and desist from the active use of the portions of the Las Flores Pipelines, CA-324 and CA-325 … that lie within the Coastal Zone for the transport of oil until a Coastal Development Permit [] authorizing reactivation of the Pipelines is secured.” On June 12, 2026, the Company responded to the Notice and stated that “the issues [] raised [in the Notice] implicate fundamental legal questions that are currently the subject of active litigation involving the State of California.” As such, the Company requested that “the Notice be withdrawn or held in abeyance under the court rules on the pending motion to add the Coastal Commission as a defendant,” in which case “the matters raised in the Notice will already be before the court and may be appropriately resolved in that forum.”
Government Requests
On December 2, 2025, the Company received subpoenas from the United States Attorney’s Office for the Southern District of New York (“SDNY”) and SEC requesting documents (the “Government Requests”). The document requests relate to issues raised in an October 31, 2025 report published by Hunterbrook Media (the “Hunterbrook Report”) and the trading of Company securities, as well as related issues. The Company is providing documents and cooperating with the Government Requests.

State Parks Matters
On March 13, 2026, Sable and PPC filed suit against the California Department of Parks and Recreation (“State Parks”) in U.S. District Court, Central District of California, captioned Sable Offshore Corp., et al. v. Quintero, Case No. 2:26-cv-02739. Sable is seeking declaratory judgment that (i) State Parks is preempted by federal law from attempting to regulate or otherwise interfere with the operation of the SYPS, including by attaching regulatory requirements as conditions to easement rights or rights-of-way in Gaviota State Park, and (ii) the Defense Production Act Order bars any legal or equitable action by State Parks seeking to prevent Sable from complying with the terms of the DPA Order. State Parks moved to dismiss the case on May 26, 2026. That motion is set for hearing on June 29, 2026.
Separately, on March 17, 2026, State Parks filed a Complaint for Injunctive Relief in Superior Court of California (Santa Barbara County) alleging that, by transporting oil through the portions of the SYPS in Gaviota State Park, Sable and PPC are trespassing on State Parks’ property. State Parks seeks an order (i) enjoining Sable and PPC from transporting oil through Gaviota State Park and (ii) directing Sable and PPC to remove that portion of SYPS Pipeline Segments 325 that runs under and through Gaviota State Park. State Parks also seeks declaratory relief as to its property rights within Gaviota State Park. On March 19, 2026, Sable filed notice of removal to federal court. The matter is now being heard in the U.S. District Court, Central District of California, caption California Department of Parks and Recreation v. Sable Offshore Corp., et al., Case No. 2:26-cv-02946. On March 27, 2026, State Parks filed a motion for Preliminary Injunction. The Court denied the motion for preliminary injunction on May 28, 2026. Sable answered this complaint on May 18, 2026. Separately, the Department of Justice on behalf of the United States of America moved to intervene as a defendant; the court granted this motion on June 3, 2026, and the United States filed its answer on June 10, 2026.
Office of State Fire Marshal Matters
On December 17, 2024, the California Office of the State Fire Marshal (“OSFM”) approved Sable’s implementation of enhanced pipeline integrity standards for Pipeline Segments 324 and 325 by granting state waivers of certain regulatory requirements (“State Waivers”) related to cathodic protection and seam weld corrosion for the Pipeline Segments 324 and 325.
On February 11, 2025, the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified the OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.
Two lawsuits were filed against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) challenging OSFM’s issuance of the State Waivers. On April 15, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief alleging that OSFM violated federal and state pipeline safety laws and the California Environmental Quality Act (“CEQA”) in issuing the State Waivers. The Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Sierra Club, and Santa Barbara Channelkeeper also filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) alleging similar claims. Both groups of Petitioners seek a court order declaring the State Waivers void and directing OSFM to vacate and set aside the State Waivers until OSFM complies with its obligations under federal and state pipeline safety laws and CEQA.
A hearing was held on July 18, 2025, and on July 29, 2025, the court entered an order granting petitioners’ application for issuance of preliminary injunction in part, ruling that, absent further order of the court, Sable may resume petroleum transportation through Pipeline Segments 324 and 325 ten court days after Sable files notice that Sable has received all necessary approvals and permits for such resumption. The court clarified that Sable is not prevented from taking steps toward resuming petroleum transportation through Pipeline Segments 324 and 325, and that OSFM is not prevented from taking steps it finds appropriate in its regulatory capacity with respect to Sable’s Restart Plans as contemplated by the federal Consent Decree.
On January 5, 2026, the Company filed a Motion for Reconsideration of the Preliminary Injunction in the State Waivers litigation. The Motion requested that the preliminary injunction be rescinded as moot given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 26, 2026, the

Company notified OSFM that, effective immediately, it had “relinquishe[d], surrender[ed] and abandon[ed] the State Waivers” given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 27, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction. On March 16, 2026, Sable and PPC filed ex parte Notice of the Defense Production Act Order and Request for Immediate Recission of the Preliminary Injunction. On the same day, Plaintiffs filed ex parte Application for Enforcement of Preliminary Injunction and for an Order to Show Cause why Real Parties should not be found in contempt of Court. On March 17, 2026, the Court continued the hearing to April 17, 2026. On April 17, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction and continued the hearing on Plaintiffs’ Motion for an Order to Show Cause to May 22, 2026.
On May 14, 2026, the Company and non-party the United States removed this matter to federal court under federal officer jurisdiction removal. The federal matter is captioned Center for Biological Diversity et a. v. California Department of Forestry and Fire Protection et al., Case No. 2:26-cv-05242-SVW-SSC (C.D. Cal. May 14, 2026). Both Petitioners and the State of California have moved to remand; that motion was heard for argument on June 8, 2026, and is pending. Separately, Sable has moved for reconsideration of the preliminary injunction. That motion is set for hearing June 29, 2026. Sable and PPC intend to continue to defend these cases vigorously.
PHMSA Matters
On October 22, 2025, OSFM sent a letter to Sable alleging deficiencies in the Company’s compliance with the State Waivers. Sable strongly disagrees with the allegations, which are inconsistent with the plain language and numerous discussions with OSFM experts confirming that Sable was in compliance with the State Waivers. Sable provided its initial response to the OSFM on October 23, 2025, setting forth the Company’s objections to OSFM’s new interpretation of the State Waiver conditions.
On November 26, 2025, the Company notified PHMSA of its determination that the SYPS, including Pipeline Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act (“PSA”), and requested that PHMSA exercise regulatory oversight over the SYPS and transition oversight from OSFM. On December 17, 2025, PHMSA issued a letter to the Company concurring in its determination that the SYPS is an interstate pipeline under the PSA, and informed the Company that “PHMSA is notifying OSFM that [Pipeline Segments 324 and 325 are] subject to the regulatory oversight of PHMSA.” On December 22, 2025, PHMSA notified the Company that PHMSA had approved the Company’s Restart Plan for Pipeline Segments 324 and 325 after reviewing extensive documentation provided by Sable to PHMSA and conducting a multi-day field inspection. On December 23, 2025, PHMSA issued an Emergency Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.
On December 24, 2025, in the U.S. Court of Appeals for the Ninth Circuit, the Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Santa Barbara Channelkeeper, the Center for Biological Diversity, and the Wishtoyo Foundation (as Petitioners) filed a Petition for Review and Emergency Motion to Stay with respect to PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit (Case No. 25-8059) (the “PHMSA Litigation”). The Petitioners named the U.S. Department of Transportation and PHMSA and their respective heads as Respondents. On December 25, 2025, the Company and PPC filed an Emergency Motion for Leave to Intervene in the PHMSA Litigation. Both the U.S. government entities and the Company parties opposed the stay request. On December 31, 2025, the Ninth Circuit Court of Appeals granted the Company’s Motion for Leave to Intervene and denied the Petitioners’ Motion to Stay PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit. The Court also granted expedited review of the Petition.
On January 22, 2026, the Company submitted an application for a longer-term Special Permit from PHMSA related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325. By letter dated February 13, 2026 to PHMSA, the Company committed to continued compliance with the conditions of the Emergency Special Permit until PHMSA made a determination on the Company’s application for Special Permit. The Emergency Special Permit expired on February 21, 2026. On June 25, 2026, PHMSA issued a ten-year Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.

On January 23, 2026, a second petition was filed in the U.S. Court of Appeals for the Ninth Circuit by the State of California, also against the U.S. Department of Transportation; Sean Duffy, in his official capacity as Secretary of the U.S. Department of Transportation; Pipeline and Hazardous Materials Safety Administration (PHMSA); and Paul Roberti, in his official capacity as Administrator of PHMSA. The second petition, filed by the State of California, Attorney General and OSFM, challenges the Emergency Special Permit, but also challenges PHMSA’s assertion of jurisdiction over the SYPS. The two petitions have been consolidated and hearing has been set for July 7, 2026. Sable intends to defend the cases vigorously.
Consent Decree Matters
On March 16, 2026, OSFM and State Parks (“California Plaintiffs”) filed an ex parte Emergency Motion to Enforce Consent Decree in United States, et al. v. Plains All American Pipeline, L.P., et al., Case No. 2:20-cv-02415(C.D. Cal) in U.S. District Court seeking an order enforcing the Consent Decree and ordering Sable not to restart or continue operating Pipeline Segments 324 and 325 of the SYPS. The Department of Justice (“DOJ”), on behalf of the United States of America (the “United States”), filed its opposition to California Plaintiffs’ Ex Parte Motion on March 18, 2026. On March 23, 2026, the Court denied the California Plaintiffs’ Ex Parte Motion, finding “no evidence to support a showing of irreparable prejudice” to California Plaintiffs’ cause if required to seek relief through a regularly noticed motion. On March 30, 2026, the DOJ, on behalf of the United States, filed a Motion to Terminate or Modify the Consent Decree. On April 1, 2026, Defendants Plains All American Pipeline L.P. and Plains Pipeline L.P. filed Joinder to the United States’ Motion to Terminate or Modify the Consent Decree. On the same day, Sable and PPC, as nonparties to the cases, filed a Memorandum in Support of the United States’ motion, and on April 27, 2026, filed a combined brief in opposition to California’s Motion to Enforce and reply brief in support of the United States’ Motion to Terminate or Modify the Consent Decree. A hearing was held on California Plaintiffs’ Motion to Enforce Consent Decree and the United States’ Motion to Terminate the Consent Decree on June 8, 2026, and the Court ordered supplemental briefing, which was completed by the parties on June 18, 2026.

THE OFFERING

Issuer	Sable Offshore Corp.

Common Stock offered by us	$100,000,000 of shares of Common Stock.

Common Stock outstanding immediately after this offering	182,789,119 shares (or 187,659,248 shares if the underwriters exercise their option to purchase additional shares in full), based on 150,321,586 shares outstanding as of March 31, 2026.

Option to purchase additional shares of Common Stock.	The Company has granted the underwriters the right to purchase an additional 4,870,129 shares of Common Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments.

Use of Proceeds
We estimate that net proceeds to us from this offering will be approximately $92.8 million (or approximately $107.0 million if the underwriters fully exercise their option to purchase additional shares of Common stock from us in full), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Notes Offering and borrowings under the Term Loan B, to repay the Existing Senior Secured Term Loan, to pay fees and expenses in connection with the Transactions and for general corporate purposes. See “Use of Proceeds.”

Voting Rights	One vote per share of Common Stock.

Market for Common Stock	Shares of our Common Stock trade on the NYSE under the symbol “SOC.”

Risk Factors
This investment involves significant risk. You should carefully read and consider the information set forth under the section of this prospectus supplement entitled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, and the other information in this prospectus supplement before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occur, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that are incorporated herein by reference and any future filings made by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, as well as the risk factors below. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that are incorporated herein by reference and any future filings made by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, as well as the risk factors below. This prospectus supplement also contains forward‑looking statements that involve risks and uncertainties. See “Special Note Regarding Forward‑Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward‑looking statements as a result of certain factors, including those set forth below.
Risks Associated with Our Operations
The requirements to transport petroleum through Pipeline Segments 324 and 325 include those set forth in a Consent Decree with federal and state agencies, and we believe the Company has substantially complied with such requirements. While we also believe that the prerequisites for terminating the Consent Decree have been satisfied, there is no assurance that the Consent Decree will be terminated or, in the alternative, modified.
Production from the SYU Assets was suspended as a result of the Line 901 incident and consequent suspension of service. In May 2025 we restarted production from the SYU Assets and resumed petroleum transportation through the SYPS. In March 2026, in compliance with the DPA Order, we resumed petroleum transportation through Pipeline Segments 324 and 325 and subsequently resumed oil sales from the SYU Assets. We are required to satisfy certain requirements related to Pipeline Segments 324 and 325 in connection with recommencing oil sales. Such requirements include conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. Sable believes all such requirements have been satisfied. On January 14, 2026, both Plains and the Company submitted letters to the United States Department of Justice Environment and Natural Resources Division and the California Office of the Attorney General Natural Resources Law Section regarding the termination of the Consent Decree because the prerequisites for termination have been satisfied.
On March 16, 2026, OSFM and State Parks (“California Plaintiffs”) filed an ex parte Emergency Motion to Enforce Consent Decree in United States, et al. v. Plains All American Pipeline, L.P., et al., Case No. 2:20-cv-02415 (C.D. Cal) in U.S. District Court seeking an order enforcing the Consent Decree and ordering Sable not to restart or continue operating Pipeline Segments 324 and 325 of the SYPS. The Department of Justice (“DOJ”), on behalf of the United States of America (the “United States”), filed its opposition to California Plaintiffs’ Ex Parte Motion on March 18, 2026. On March 23, 2026, the Court denied the California Plaintiffs’ Ex Parte Motion, finding “no evidence to support a showing of irreparable prejudice” to California Plaintiffs’ cause if required to seek relief through a regularly noticed motion. On March 30, 2026, the DOJ, on behalf of the United States, filed a Motion to Terminate or Modify the Consent Decree. Sable and PPC, as nonparties to the cases, filed a Memorandum in Support of the United States’ motion on April 1, 2026, and filed a combined brief in opposition to California’s Motion to Enforce and reply brief in support of the United States’ Motion to Terminate or Modify the Consent Decree on April 27, 2026. A hearing was held on California Plaintiffs’ Motion to Enforce Consent Decree and the United States’ Motion to Terminate or Modify the Consent Decree on June 8, 2026, and the Court ordered supplemental briefing.

There is no guarantee that the Court will grant the DOJ’s Motion to Terminate or Modify the Consent Decree. If the Consent Decree is not modified or otherwise terminated, State of California government agencies which are parties to the Consent Decree have alleged that the Company has not satisfied its requirements, which may delay or interrupt our operations and limit our growth and revenue, which could have a material adverse effect on our business and financial condition or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the Notes.
The DPA Order is subject to legal challenges and any adverse ruling could require us to cease or curtail petroleum transportation through the SYPS, which could have a material adverse effect on our results of operations, and financial condition.
Our ability to transport petroleum through Pipeline Segments 324 and 325, and accordingly our ability to generate revenue from oil sales, is currently based on the requirements set forth in the DPA Order.
On March 30, 2026, the State of California filed a Complaint for Declaratory and Injunctive Relief in the U.S. District Court for the Central District of California (State of California v. Chris Wright, et al., Case No. 2:26-cv-03396), alleging that the DPA Order violates provisions of the Administrative Procedure Act and the U.S. Constitution. The Court held a hearing on the State’s Motion for Preliminary Injunction on June 8, 2026, and ordered supplemental briefing. The outcome and timeline of this litigation, including with respect to the supplemental briefing ordered by the Court, remain uncertain.
If the State of California’s challenge, or any future legal challenge, to the DPA Order is successful, including through the granting of a preliminary injunction or other injunctive relief, the requirement that we transport petroleum through Pipeline Segments 324 and 325 could be vacated, enjoined, or otherwise rendered ineffective, and we could be required to cease or curtail petroleum transportation through the SYPS. Any such cessation or curtailment would materially reduce or terminate our ability to sell oil produced from the SYU Assets, which could have a material adverse effect on our business, results of operations, financial condition, and our ability to service and repay or refinance the New Senior Secured Credit Facilities or the Notes.
In addition, even if the current challenge is resolved favorably, we cannot assure you that additional legal challenges to the DPA Order will not be brought by other parties in the future. The State of California or its agencies may also pursue additional regulatory, legislative, or enforcement actions directed at impeding pipeline operations on the SYPS, including through further enforcement proceedings by the Coastal Commission, the enactment of additional legislation similar to SB 237, or other state or local measures. Any such actions, or the threat thereof, could create additional uncertainty around our operations, increase our legal and compliance costs, and further impair our ability to transport petroleum through the SYPS, any of which could have a material adverse effect on our business, financial condition, and results of operations.
The timing of returning wells to production is subject to risks that may cause delays and initial production rates are expected to decline.
We returned a number of wells to production on Platform Harmony beginning in May 2025 and Platform Heritage beginning in April 2026, and we expect to return a number of additional wells to production on Platforms Harmony, Heritage and Hondo. Operations on offshore platforms are subject to numerous risks and potential delays.
In addition, oil and natural gas wells typically exhibit a decline in production over time. Accordingly, initial production rates as our wells are brought back into production are expected to be higher than the rate of sustained production at such wells. There is substantial uncertainty regarding the amount and timing of production decline from recently reopened wells.
Our assumptions and estimates regarding the total costs associated with the OS&T Strategy may be inaccurate.
If pursued, we currently estimate remaining start-up expenses associated with the OS&T Strategy of approximately $475.0 million to recommence offshore oil sales, excluding corporate working capital. The expenditures will primarily be directed towards the procurement of a suitable vessel and necessary upgrade and installation costs with respect to such vessel and our platforms, and obtaining necessary regulatory approvals. This estimate of costs to recommence offshore oil sales considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, because the markets for OS&T vessels and vessel refurbishment and upgrading are competitive, and our estimates for the cost of procurement and planned upgrades are based on our understanding of the relevant markets and current supply of suitable vessels and contracts, the actual cost of such a vessel and the related upgrades may exceed our expectations. In addition, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. In addition, if we pursue the OS&T Strategy, we will need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays. In addition, the New Senior Secured Credit Facilities limit our capital expenditures, our general and administrative costs and our ability to incur additional debt, and accordingly we may require consent of the lenders in order to complete the capital expenditures and general and administrative costs necessary to implement the OS&T strategy and/or incur additional indebtedness to fund such expenditures. See “Description of Other Indebtedness.”
Our assumptions and estimates regarding the total costs associated with the Buoy Strategy may be inaccurate.
If we pursue the Buoy Strategy, we currently estimate remaining start-up expenses of approximately $125.0 million to recommence offshore oil sales, excluding corporate working capital. The expenditures will primarily be directed towards preparing for the implementation of the Buoy Strategy, including installation costs with respect to such buoy and laying flowlines from our platforms, obtaining necessary regulatory approvals and recommencing offshore oil sales. This estimate of costs to commence offshore oil sales via the Buoy Strategy considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, because our estimates for the cost of installation are based on our understanding of the relevant markets and current supply of materials and contracts, the actual cost of a buoy and the installation thereof may exceed our expectations. In addition, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. In addition, if we pursue the Buoy Strategy, we will need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays.
Our assumptions and estimates regarding future capital expenditures may be inaccurate.
We have included in this prospectus supplement estimates regarding future capital expenditures. These estimates are based on management’s current expectations and beliefs and are subject to uncertainties and risks outside of our control. Accordingly, if our costs exceed our estimates, we may need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays.
We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner, ability or feasibility of conducting our operations.
Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for and the development, production and transportation of oil, natural gas, and NGLs. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We must comply with a number of requirements related to the SYPS, including Pipeline Segments 324 and 325, which include those conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. While we believe we are in compliance with the Consent Decree, State of California government agencies which are parties to the Consent Decree alleged that the Company has not satisfied its requirements, which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the Notes. In order to commence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, if pursued, we would need to obtain regulatory authorizations, including clearance from BOEM. We may incur substantial costs in order to maintain compliance with these existing laws and regulations, and we may experience delays in procuring required approvals, which may increase our costs or delay our ability to produce revenue. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our oil, natural gas, and NGLs development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the release or discharge of materials into or through the environment, worker health and safety aspects of our operations, or otherwise relating to property rights, environmental protection, resource protection, and damage to natural resources. These laws and regulations may impose numerous obligations applicable to our operations, including regulated drilling activities; operation, repair and maintenance of the Santa Ynez Pipeline System; potential installation and use of an OS&T or the Buoy; the restriction of types, quantities and concentrations of materials that can be released or discharged into or through the environment; required authorizations for, or the limitation or prohibition of, drilling, production and transportation activities on certain lands lying within wilderness, wetlands, seismically active, park and recreation areas and other protected or preserved areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution and natural resources damages potentially resulting from our operations. The EPA, BOEM, BSEE, PHMSA, OSFM, CalGEM, Coastal Commission, CDFW, Regional Board, the SLC, State Parks and numerous other governmental authorities have the authority to enforce compliance with these laws and regulations and the permits or other authorizations issued by them, often requiring difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, injunctive and mitigation relief, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. We may also experience delays in obtaining or be unable to obtain required permits which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the Notes. On March 29, 2026, the Company initiated oil sales upon filling the SYPS, which accelerated the maturity date of the Existing Senior Secured Term Loan to June 26, 2026. On June 22, 2026, the Company and Exxon entered into the Existing Senior Secured Term Loan Amendment, which extended the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).
Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate or conduct other response actions at or in relation to contaminated properties currently owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased in recent years. New laws and regulations continue to be enacted, particularly at the state level, and environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. Additionally, any changes in environmental regulations related to biodiversity protection could impose further operational constraints and costs. To the extent laws are enacted, or other governmental action is taken that restricts drilling, production and transportation activities, or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.
Environmental groups may initiate litigation and take other actions to delay or prevent us from obtaining or maintaining required approvals.
Environmental groups have had increasing success in limiting oil and gas production by appealing to regulatory agencies, filing lawsuits and applying political pressure. We are required to obtain and maintain a series of permits or regulatory approvals from, among other agencies, PHMSA and BOEM. The laws and procedures governing these and other permits and regulatory approvals often allow third parties, including environmental groups, to challenge the draft permits and/or permit approvals through the relevant agencies and other administrative appeal processes. These groups may also file lawsuits that delay or prevent the issuance of the approvals through an injunction and/or prevailing on the legal merits or a ruling that additional approval is required. In addition, these groups may leverage the increased public attention and concern with respect to climate change and other environmental and social impacts in order to encourage government officials to withhold or delay the necessary approvals or require additional approvals. There is no assurance that these groups will not be successful in delaying or preventing us from obtaining or maintaining the required approvals through litigation or other actions.
In order to commence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.
If we choose to implement the OS&T Strategy or the Buoy Strategy, we may experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to recommence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, which may delay or interrupt our operations and limit our growth and revenue or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the Notes. In particular, prior to implementation of the OS&T Strategy or the Buoy Strategy, regulatory authorizations are required, including clearance from BOEM. If we do not receive regulatory clearances in connection with the OS&T Strategy or the Buoy Strategy in a timely manner, we may not be able to reach commercial sales pursuant to the OS&T Strategy or the Buoy Strategy on our estimated timeline.
While the previous operator of the SYU was able to utilize the OS&T Strategy to process SYU production in federal waters from 1981 to 1994 under previously issued permits, there is no assurance that we will be able to successfully obtain the agency clearance or permits required to recommence oil sales pursuant to the OS&T Strategy or that no additional state or federal clearances or permits will be required in the future.
Loss of our key executive officers or other key personnel, or an inability to attract and retain such officers and personnel, could negatively affect our business and, in one instance, could cause a default under the primary agreement governing our existing indebtedness.
Our future success depends on the skills, experience and efforts of our executive officers. The sudden loss of any of these executives’ services or our failure to appropriately plan for any expected executive succession could materially and adversely affect our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. Additionally, we also depend on our ability to attract and retain qualified personnel to operate and expand our business. If we fail to attract or retain talented new employees, our business and results of operations could be negatively affected. Workers may choose to pursue employment with our competitors or in other fields. Additionally, the Senior Revolver requires that James C. Flores, our Chairman and Chief Executive Officer, remains directly and actively involved in the day-to-day management of our business, subject to the right of the administrative agent under the Senior Revolver to approve his replacement, such approval not to be unreasonably withheld.
We will be required to hedge substantially all of our expected production pursuant to the terms of the New Senior Secured Credit Facilities, and such hedging activities may expose us to counterparty risk, limit potential gains from increasing commodity prices, and expose us to cash losses.
The New Senior Secured Credit Facilities require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y) on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices. For a description of our outstanding indebtedness, see “Description of Other Indebtedness—New Senior Secured Credit Facilities.”
The prices and quantities at which we enter into commodity derivative contracts covering our production in the future will be dependent upon oil and natural gas prices and price expectations at the time we enter into these transactions, which may be substantially higher or lower than current or future oil and natural gas prices. Accordingly, our commodity hedging strategy may not protect us from significant declines in prices received for our future production. In addition, our commodity derivative contracts expose us to risk of financial loss if a counterparty fails to perform under a commodity derivative contract. We are unable to predict sudden changes in a counterparty’s creditworthiness or ability to perform. Even if we do accurately predict sudden changes, our ability to negate the risk may be limited depending upon market conditions.
Many of the derivative contracts to which we will be a party will require us to make cash payments to the extent the applicable index exceeds a predetermined price, thereby limiting our ability to realize the benefit of increases in prices. If our actual production and sales for any period are less than our hedged production and sales for that period (including reductions in production due to operational delays or cessation of production due to regulatory or legal rulings or challenges or otherwise) or if we are unable to perform our drilling activities as planned, we might be forced to satisfy all or a portion of our hedging obligations without the benefit of the cash flow from our sale of the underlying physical commodity, which may materially impact our liquidity and financial condition.
Risks Related to the Concurrent Notes Offering and our Indebtedness
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the Notes.
As of March 31, 2026, on an as adjusted basis after giving effect to the Transactions, we would have had (i) $975.0 million principal amount of outstanding indebtedness (or, if the initial purchasers fully exercise their option to purchase additional notes, $1.02 billion), including $675.0 million principal amount of secured indebtedness under the Term Loan B which would rank effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness. In addition, upon consummation of the Transactions, the Senior Revolver will permit secured indebtedness for secured hedging arrangements, which would rank effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness. Upon establishment of a borrowing base, any borrowings under the Senior Revolver would also rank effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing (which may include indebtedness that would be used for future capital expenditures, including with respect to the OS&T Strategy and the Buoy Strategy);
•requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
•limiting our flexibility to plan for, or react to, changes in our business;
•diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the Notes; and
•placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the Notes, and our cash needs may increase in the future.
Restrictive covenants in the New Senior Secured Credit Facilities or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.
Restrictive covenants in the New Senior Secured Facilities impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the New Senior Secured Credit Facilities unless we obtain amendments or waivers from the applicable lenders. These restrictions limit our ability to, subject to certain exceptions, among other things:
•engage in mergers, consolidations, liquidations, or dissolutions;
•create or incur debt or liens;
•make certain debt prepayments (including in respect of the Notes);
•pay dividends, distributions or certain other restricted payments;
•make investments, capital expenditures, general and administrative expenditures, acquisitions or loans;
•operate in certain geographical boundaries;
•sell, assign, farm-out or dispose of any property;
•enter into transactions with affiliates;
•enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the New Senior Secured Credit Facilities, payments of dividends to us, or payment of debt owed to us and our subsidiaries; and
•create new subsidiaries or change the nature of our business.
The New Senior Secured Credit Facilities also contain representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control), including in the case of the Term Loan B, amortization and repayments of principal with excess cash flow, subject to a minimum liquidity amount. The New Senior Secured Credit Facilities also require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y) on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”
The issuance of shares of our Common Stock upon conversion of Notes will dilute the ownership interests of our stockholders and could depress the trading price of our Common Stock.
The issuance of shares of our Common Stock upon conversion of the Notes will dilute the ownership interests of our stockholders, which could depress the trading price of our Common Stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our Common Stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our Common Stock, which could place further downward pressure on the trading price of our Common Stock.
We may be unable to raise the funds necessary to repurchase the Notes being offered in the Concurrent Notes Offering for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness limits our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.
Investors in the Notes may require us to repurchase their Notes following a “fundamental change” (which will be defined in the indenture to include certain change-of-control events and the delisting of shares of our Common Stock) at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion, we may elect to satisfy part or all of our conversion obligation in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the

Notes or pay any cash amounts due upon conversion. For example, our New Senior Secured Credit Facilities will include restrictive covenants limiting our ability to make certain debt prepayments and certain other restricted payments. Our failure to repurchase the Notes or pay any cash amounts due upon conversion when required will constitute a default under the indenture that will govern the Notes. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the Notes.
The indenture that will govern the Notes will not restrict us from incurring additional indebtedness, and the incurrence of the convertible Notes and any additional indebtedness could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.
The indenture that will govern the Notes will not contain any meaningful restrictive covenants and will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Accordingly, under the indenture, we may incur a significant amount of additional indebtedness following the Concurrent Notes Offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing;
•requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
•limiting our flexibility to plan for, or react to, changes in our business;
•diluting the interests of our existing stockholders as a result of issuing shares of our Common Stock upon conversion of the Notes; and
•placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, our New Senior Secured Credit Facilities contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.
Risks Related to the Offering and Ownership of our Common Stock
Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.
Although we have described in this prospectus, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, our management will have broad discretion to apply the net proceeds, and investors will rely on our judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value.
Our future capital needs may require us to issue additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or ability to pay dividends.
Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity or debt securities, or a combination thereof. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and their impact on the market price of our Common Stock.
The market prices of our securities could be highly volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The trading price of our Common Stock is likely to be volatile and subject to significant fluctuations. The trading price of our Common Stock will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related our operating performance. You may not be able to resell your shares at an attractive price due to a number of factors, such as the following:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;
•changes in the market’s expectations about our operating results;
•the public’s reaction to our press releases, other public announcements and filings with the SEC;
•speculation in the press or investment community;
•actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;
•our success in satisfying permitting and other regulatory requirements to resume full production;
•our success in satisfying permitting and other regulatory requirements to resume petroleum transportation through the SYPS or potentially implementing the OS&T Strategy or the Buoy Strategy;
•our ability to obtain water, drilling fluids and other critical resources;
•the accuracy of our assumptions and estimates regarding the total costs associated with maintaining production and the SYPS and other capital expenditures we plan or may plan to make in the future;
•the market prices of oil, natural gas and NGL;
•the success of our hedging strategy;
•our ability to manage the safety risks associated with offshore development and production;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•the outcome of ratemaking proceedings with the California Public Utilities Commission;
•future laws and regulations related to climate change, GHGs and ESG and administrative interpretations thereof;
•changes in the future operating results of the Company;
•operating and stock price performance of other companies that investors deem comparable to ours;
•changes in laws and regulations affecting our business;
•commencement of, or involvement in, litigation involving the Company;

•changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of our Common Stock available for public sale;
•any major change in our Board or management;
•sales of substantial amounts of our Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and
•other risk factors and other matters described or referenced under the sections “Risk Factors” and “Special Note Regarding Forward‑Looking Statements.”
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our Common Stock price regardless of our business, prospects, financial conditions or results of operations.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
Our stock price may be exposed to additional risks because we became a public company through a “de‑SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue, and we may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We cannot assure you that our securities will continue to be listed on the NYSE in the future. In order for our securities to remain listed on the NYSE, we must maintain certain financial, distribution and stock price levels.
If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over‑the‑counter market. If this were to occur, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our Common Stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of our securities and/ or possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.
The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. For example, the ATM Program permits us to sell shares of common stock having an aggregate purchase price of up to $250.0 million, of which $155.4 million remains available as of the date hereof. Shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. In addition, pursuant to the Registration Rights Agreement entered into by and among Sable and certain stockholders party thereto, such stockholders are entitled to customary registration rights for 3,000,000 shares of our Common Stock following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our Common Stock.
In connection with this offering, we and our directors and executive officers have agreed that for a period of 30 days following the date of this prospectus supplement, subject to certain exceptions, we or they will not sell, dispose of or hedge any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Common Stock without the prior written consent of J.P. Morgan Securities LLC. See the section titled “Underwriting” for a more complete description of the lock-up agreements. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate.
Our issuance of additional shares of Common Stock or convertible securities may dilute your ownership of us and could adversely affect our stock price.
We filed a registration statement on Form S-8 on April 19, 2024 providing for the registration of shares of our Common Stock issued or reserved for issuance under the Sable Offshore Corp. 2023 Incentive Award Plan (the “Incentive Plan”). The Incentive Plan provides for automatic increases in the shares reserved for grant or issuance under the plan which could result in additional dilution to our stockholders. Subject to the satisfaction of vesting conditions and the expiration of any applicable lockup restrictions, shares registered under the registration statement on Form S-8 will generally be available for resale immediately in the public market without restriction. From time to time in the future, we may also issue additional shares of our Common Stock or securities convertible into our Common Stock pursuant to a variety of transactions, including acquisitions. The issuance by us of additional shares of our Common Stock or securities convertible into our Common Stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock.
In the future, we may seek to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their percentage ownership.

Members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business.
Members of our management team and our Board have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business. Any such proceedings or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.
The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us. We will not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Common Stock or change their opinion, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance it may provide.
Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:
•the costs associated with maintaining production and the SYPS;
•the market prices of oil, natural gas and NGL;
•the success of our hedging strategy;
•future accounting pronouncements or changes in our accounting policies;
•macroeconomic conditions, both nationally and locally; and
•any other change in the competitive landscape of our industry, including consolidation among our competitors or partners.
The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period‑to‑period basis may not be meaningful. Investors should not rely on past results as an indication of future performance. This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our Common Stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings guidance we may provide.
Because there are no current plans to pay cash dividends on our Common Stock in the near term, you may not receive any return on investment unless you sell your shares of our Common Stock at a price greater than what you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends in the near term. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our Board and subject to restrictions and limitations in the New Senior Secured Term Loan or any other then‑existing indebtedness of the Company. Our

Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for it.
Non-U.S. holders may be subject to U.S. federal income tax because we are considered a United States real property holding corporation.
Because we believe we are considered a “United States real property holding corporation” (a “USRPHC”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 and Section 897 (“FIRPTA”) of the Internal Revenue Code of 1986, as amended, a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”) of our Common Stock will be subject to U.S. federal income tax in respect of payments in connection with a sale, exchange, redemption or other taxable disposition of Common Stock and may be subject to U.S. withholding tax in respect of payments in connection with a sale, exchange, redemption or other taxable disposition of our Common Stock, in each case, if such non-U.S. holder exceeds certain ownership levels. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning, converting and disposing of our Common Stock.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $92.8 million (or approximately $107.0 million if the underwriters fully exercise their option to purchase additional shares of Common Stock from us), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with borrowings under Term Loan B and the net proceeds from the Concurrent Notes Offering, to repay the Existing Senior Secured Term Loan, to pay fees and expenses in connection with the Transactions and for general corporate purposes. If the underwriters exercise their option to purchase additional shares of Common Stock, or if the option to purchase additional Notes in the Concurrent Notes Offering is exercised, then we intend to use the additional net proceeds for general corporate purposes.
The Existing Senior Secured Term Loan bears interest at 15.0% per annum and matures on July 24, 2026. As of May 31, 2026, the outstanding principal amount of the Existing Senior Secured Term Loan, including paid-in-kind interest, was approximately $979.5 million.
The table below illustrates the sources and uses of the net proceeds from this offering (assuming no option exercise), the Concurrent Notes Offering (assuming no option exercise) and the New Senior Secured Credit Facilities.

Sources(1)	in millions	Uses	in millions
Term Loan B	$675.0	Repayment of Existing Senior Secured Term Loan	$991.8
Concurrent Notes Offering	300.0	Excess cash to balance sheet	33.2
New proceeds from this offering	100.0	Estimated costs, fees, discounts and expenses(2)	50.0
Total Sources	$1,075.0	Total Uses	$1,075.0
__________________
(1)Assumes no exercise of the over allotment option in either of the Convertible Notes Offering or this offering. If the over allotment option in the Convertible Notes Offering and/or this offering is exercised, we intend to use the additional net proceeds from any such exercise for general corporate purposes.
(2)Inclusive of 3.0% original issue discount for the Term Loan B.

DIVIDEND POLICY
The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of our Charter (as defined below), our Bylaws (as defined below) and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements, including the New Senior Secured Credit Facilities.

DILUTION
If you invest in our Common Stock in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as‑adjusted net tangible book value per share of our Common Stock after this offering. Dilution results from the fact that the per share offering price of the Common Stock is substantially in excess of the book value per share attributable to the shares of Common Stock held by existing stockholders.
Our net tangible book value as of March 31, 2026 was approximately $421.9 million, or $2.81 per share of Common Stock. Net tangible book value per share represents our total tangible assets less total liabilities, divided by 150,321,586 shares of Common Stock outstanding as of March 31, 2026. After giving effect to the sales of shares in this offering at the public offering price of $3.08, and after deducting estimated discounts, commissions and offering expenses, our adjusted net tangible book value as of March 31, 2026 would have been approximately $514.7 million, or $2.82 per share. This represents an immediate increase in the net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution (i.e., the difference between the offering price and the adjusted net tangible book value after this offering) to new investors purchasing shares in this offering at a price of $3.08 per share. The following table illustrates the per share dilution to new investors purchasing shares in this offering.

Public offering price per share		$3.08
Net tangible book value per share as of March 31, 2026	$2.81
Increase per share attributable to new investors in this offering	$0.01
Adjusted net tangible book value per share		$2.82
Dilution in adjusted net tangible book value per share to new investors in this offering		$0.26
If the underwriters exercise in full their option to purchase additional shares of Common Stock from us, the adjusted net tangible book value per share after giving effect to the offering and the use of proceeds therefrom would be $2.82 per share. This represents an increase in adjusted net tangible book value of $0.01 per share to existing stockholders and results in dilution in adjusted net tangible book value of $0.26 per share to investors purchasing shares in this offering at the public offering price.
The following table summarizes, on an as‑adjusted basis as of March 31, 2026, the total number of shares of Common Stock owned by existing stockholders and to be owned by the new investors in this offering, the total consideration paid, and the average price per share to be paid by the new investors in this offering at the public offering price of $3.08, calculated before deducting discounts, commissions and offering expenses.

	Shares acquired		Total consideration		Average price per share
	Number	Percent	Amount	Percent
Existing stockholders	150,321,586	82.2%	$—	%	$—
New investors in this offering	32,467,533	17.8%	$100,000,002	100%	$3.08
Total	182,789,119	100.0%	$100,000,002	100%	—
If the underwriters were to fully exercise their option to purchase additional shares of our Common Stock, the percentage of shares of our Common Stock held by existing stockholders as of March 31, 2026 would be 80.1% and the percentage of shares of our Common Stock held by new investors would be 19.9%.

CAPITALIZATION
The following table sets forth the unaudited capitalization of Sable and its consolidated subsidiaries as of March 31, 2026 on an actual basis and as adjusted to give effect to the Transactions (assuming no exercise of the option to purchase additional shares of our Common Stock in this offering or additional Notes in the Concurrent Notes Offering). This table should be read in conjunction with the financial statements of Sable and its subsidiaries incorporated by reference into this prospectus supplement and accompanying prospectus. See “Description of Other Indebtedness.”

	As of March 31, 2026
	Actual	As adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$52,168	$85,392
Debt:
Existing Senior Secured Term Loan(1)	956,252	—
Term Loan B	—	675,000
Senior Revolver(2)	—	—
Principal amount of the Notes(3)	—	300,000
Total debt	956,252	975,000
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; no shares outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value per share; 500,000,000 shares authorized; 150,321,586 shares outstanding, actual and 182,789,119 shares as adjusted(4)	16	19
Additional paid in capital	1,727,331	1,820,128
Accumulated deficit	(1,305,484)	(1,305,484)
Total stockholders’ equity	421,863	514,663
Total capitalization	$1,378,115	$1,489,663
__________________
(1)Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.
(2)The Senior Revolver will have a $0 borrowing base as of the closing date of this offering and, accordingly, will not have capacity for revolving borrowings until such time as a borrowing base is established.
(3)The amounts shown in the table above for the Notes represent their principal amount. However, we expect that the initial liability carrying amount of the Notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the Notes. As a result of this amortization, the interest expense that we expect to recognize for the Notes for accounting purposes will be greater than the cash interest payments we will pay on the Notes, which will result in lower reported net income or larger reported net loss.
(4)The number of shares of our Common Stock outstanding as of March 31, 2026 included in the above excludes the following, in each case as of such date:
•10,642,395 shares of Common Stock issuable under our 2023 Incentive Plan;
•7,568,870 shares of Common Stock issuable upon the exercise of warrants; and
•The shares of Common Stock issuable upon the conversion of the Notes.

DESCRIPTION OF OTHER INDEBTEDNESS
The following are summaries of certain of our indebtedness and do not purport to be complete, and are subject to the provisions of those agreements.
Existing Senior Secured Term Loan
On the Closing Date, in connection with the consummation of the transactions contemplated by the Sable-EM Purchase Agreement, the Company entered into the Existing Senior Secured Term Loan with EM. The initial principal balance was increased by $16.6 million for material and supplies and $140.0 million for paid-in-kind interest from the effective date through the Closing Date less an $18.8 million cash deposit (which was paid on the Closing Date). The Existing Senior Secured Term Loan initially bore interest at 10.0% per annum (computed on a 360-day year). Unless Sable elects in writing prior to an applicable interest payment date to pay accrued but unpaid interest in cash, all such accrued and unpaid interest shall be compounded annually on January 1st of each year by adding the relevant amount to the then outstanding principal amount of the Existing Senior Secured Term Loan (“paid-in-kind interest”).
On September 6, 2024, the Company and EM entered into an amendment to the Existing Senior Secured Term Loan (the “First Debt Amendment”), pursuant to which, approximately $4.6 million of additional principal was added to the outstanding principal amount of the Existing Senior Secured Term Loan.
On November 3, 2025, the Company and EM entered into a second amendment to the Existing Senior Secured Term Loan (the “Second Debt Amendment”), the effectiveness of which was contingent upon the satisfaction of certain conditions, including the Company receiving equity contributions in an amount of no less than $225.0 million, net of underwriting fees and other transaction costs and expenses, and other customary closing conditions.
On November 24, 2025, the Second Debt Amendment became effective which extended the maturity date of the Existing Senior Secured Term Loan to the earlier of (i) March 31, 2027 or (ii) 90 days after first sales of Hydrocarbons (as defined in the Existing Senior Secured Term Loan). The Second Debt Amendment also increased the interest rate from ten percent (10%) per annum to fifteen percent (15%) per annum, compounded annually (computed on a 360-day year), payable in arrears on January 1st of each year following the effective date. At the Company’s election, accrued but unpaid interest may be deemed paid on each interest payment date by adding the amount of interest owed to the outstanding principal (paid-in-kind) amount under the Existing Senior Secured Term Loan. The Second Debt Amendment also includes additional reporting covenants and a financial liquidity covenant that require the Company to have not less than $25.0 million in unrestricted cash, measured at the end of each month.
On March 29, 2026, the Company initiated oil sales upon filling the SYPS, which accelerated the maturity date of the Existing Senior Secured Term Loan to June 26, 2026. On June 22, 2026, the Company and Exxon entered into the Existing Senior Secured Term Loan Amendment, which extended the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).
Sable expects to repay in full the Existing Senior Secured Term Loan with the net proceeds from this offering together with borrowings under the Term Loan B and the net proceeds from the Concurrent Notes Offering. See “Use of Proceeds.”
New Senior Secured Credit Facilities
On or about the date of the closing of this offering, we expect to enter into the New Senior Secured Credit Facilities, consisting of (i) a senior secured reserve-based revolving credit facility (the “Senior Revolver”) in an initial aggregate maximum credit amount of up to $500,000,000 (but initially subject to a “zero borrowing base”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto, for the purpose of facilitating secured hedging arrangements and secured cash management arrangements and (ii) a senior secured term loan B credit facility (the “Term Loan B”) providing term loans in an aggregate principal amount of $675,000,000, with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. The entry into the New Senior Secured Credit Facilities is a condition precedent to the completion of this offering and the Concurrent Notes Offering.
Senior Revolver. The Senior Revolver will be a revolving credit facility that provides for revolving credit availability (including the issuance of letters of credit) up to the lesser of (i) the aggregate maximum credit amount (or letter of credit commitment amount, as applicable) and (ii) the borrowing base then in effect, which will be determined from time to time by the administrative agent based on the value of the Company’s proved oil and gas reserves amongst other factors. As of the closing of the Senior Revolver, the borrowing base shall be $0 and accordingly, will not provide for revolving availability until such time as a borrowing base is established. The Senior Revolver will mature December 15, 2028. Borrowings, if any, under the Senior Revolver will bear interest at a floating rate based on, at our election, either Term SOFR plus an applicable margin of 3.00% to 4.00%, based on borrowing base utilization, or the base rate plus an applicable margin of 2.00% to 3.00%, based on borrowing base utilization.
Term Loan B. The Term Loan B will provide for term loans in an aggregate principal amount of $675,000,000, which will be fully drawn on the closing date. The Term Loan B will bear interest at a rate equal to 15.00% per annum and will mature on December 15, 2028. The Term Loan B is subject to quarterly amortization of 2.5% of the aggregate principal amount of the term loans for the fiscal quarters ending on September 30, 2026 and December 31, 2026 and of 5.0% of the aggregate principal amount of the term loans for fiscal quarters ending thereafter. The Term Loan B will provide that upon maturity, refinancing or acceleration following an event of default thereunder, any payment of principal of the loans must also include additional amounts required for lenders to achieve a 1.25 to 1.00 minimum multiple on invested capital. In addition, in connection with any repayment or prepayment in full of the obligations under the Term Loan B, the Company will be obligated to pay a fee (the “exit fee”) to each lender equal to: (a) 1.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing June 30, 2027 through December 30, 2027, (b) 2.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing December 31, 2027 through June 29, 2028 and (c) 3.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing June 30, 2028 through the maturity date of the Term Loan B. The Term Loan B is also subject to mandatory prepayments from excess cash flow and other specified events.
Security and Guarantees. The obligations under the New Senior Secured Credit Facilities will be secured by first-priority liens on substantially all assets of the Company and its material subsidiaries, including (x) at least 85% of the total value of the proved oil and gas properties evaluated in the most recent reserve report, (y) at least 95% of the total value of the proved, developed and producing oil and gas properties evaluated in the most recent reserve report and (z) material midstream assets, including the Las Flores Canyon Facility. The obligations under each facility are guaranteed by the Company’s material subsidiaries. The Senior Revolver and Term Loan B are subject to a first lien intercreditor agreement that governs the relative rights of the secured parties thereunder.
Covenants. Restrictive covenants in the New Senior Secured Credit Facilities impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the New Senior Secured Credit Facilities unless we gain lender consent. These restrictions limit our ability to, among other things: engage in mergers, consolidations, liquidations, or dissolutions; create or incur debt or liens; make certain debt prepayments; pay dividends, distributions or certain other restricted payments; make investments, acquisitions, loans, or purchase oil and gas properties; sell, assign, farm-out or dispose of any property; operate in certain geographical boundaries; enter into transactions with affiliates; enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the New Senior Secured Credit Facilities , payments of dividends to us, or payment of debt owed to us and our subsidiaries; create new subsidiaries and change the nature of our business.
The Senior Revolver also contains financial covenants, including a maximum consolidated total leverage ratio of 3.00x, tested quarterly on a rolling four-quarter basis, and a minimum current ratio of 1.00x, tested quarterly, in each case following the establishment of a borrowing base in excess of $0.00.
The New Senior Secured Credit Facilities also require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y) on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices.
The New Senior Secured Credit Facilities limit our ability to make capital expenditures to (i) $205,000,000 for the fiscal year ending December 31, 2026, (ii) $100,000,000 for any fiscal year thereafter, (iii) up to $150,000,000 in the aggregate in connection with the construction and installation of the Buoy (but only so long as all material permits and rights of way for the Buoy have been obtained) and (iv) capital expenditures in connection with the replacement, repair, or refurbishment of assets subject to certain casualty events.
The New Senior Secured Credit Facilities limit our ability to incur general and administrative costs for the fiscal years 2027 and 2028 to $90,000,000 per fiscal year, other than legal costs and expenses and other limited exceptions.
The Term Loan B requires mandatory prepayments equal to 100% of excess cash flow and 100% of the net proceeds from certain permitted asset sales (for fair market value and 100% cash consideration). Excess cash flow is generally calculated on a quarterly basis as consolidated net income, adjusted for non-cash items, changes in net working capital, capital expenditures made with internally generated cash, debt repayments and prepayments, cash taxes, and certain other deductions. The excess cash flow for any fiscal quarter is subject to a minimum liquidity requirement such that, after giving effect to the mandatory prepayment, our aggregate unrestricted cash and cash equivalents may not be less than $25,000,000.
The New Senior Secured Credit Facilities also contain representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control). During the pendency of the New Senior Secured Credit Facilities and in case of an event of default thereunder, the administrative agents and lenders thereunder may exercise all remedies at law or equity, and may foreclose upon substantially all of our assets and the assets of our subsidiaries.
We may not be able to obtain amendments, waivers or consents for potential or actual breaches of such representations and warranties or covenants, or we may be unable to obtain such amendments waivers or consents on acceptable terms, all of which could limit management’s flexibility to operate the business.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (our “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors (our “Board”), subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our common stock and the warrant agent for our warrants is Equiniti Trust Company, LLC.
Stock Exchange
Our common stock is listed on the NYSE under the symbol “SOC”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON‑U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non‑U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non‑U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non‑U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non‑U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non‑U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non‑U.S. Holders subject to special rules, including, without limitation:
•persons that actually or constructively own (including by reason of owning our convertible notes) more than 5% of our Common Stock (except to the extent specifically set forth below);
•U.S. expatriates and former citizens or long‑term residents of the United States;
•persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax‑exempt organizations or governmental organizations;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax‑qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•“foreign governments” as defined in U.S. Treasury Regulations Section 1.892-2T; and
•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and whether certain determinations are made at the partnership or partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON‑U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non‑U.S. Holder
For purposes of this discussion, a “Non‑U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy,” the Company has not paid any cash dividends on its Common Stock to date and the payment of any cash dividends will be within the discretion of the Company’s board of directors at such time.. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non‑U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non‑U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non‑U.S. Holder furnishes a valid IRS Form W‑8BEN or W‑8BEN‑E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non‑U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non‑U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non‑U.S. Holder are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non‑U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non‑U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non‑U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W‑8ECI, certifying that the dividends are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non‑U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non‑U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non‑U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non‑U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC (as defined above in “Risk Factors—Non-U.S. holders may be subject to U.S. federal income tax because we are considered a United States real property holding corporation”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non‑U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non‑U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non‑U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, due to the nature of our assets and operations, we believe we are (and will continue to be) a USRPHC under the Code and, subject to the 5% Test (described below), our Common Stock constitutes (and we expect the Common Stock will continue to constitute) a USRPI. Non‑U.S. Holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, such as our Common Stock, which is required to be collected from any sale or disposition proceeds. Furthermore, such Non‑U.S. Holders are subject to U.S. federal income tax (at the regular rates) in respect of any gain on their sale or disposition of our Common Stock and are required to file a U.S. tax return to report such gain and pay any tax liability that is not satisfied by withholding. Any gain should generally be equal to the excess, if any, of consideration received over the Non‑U.S. Holder’s basis in its Common Stock. A Non‑U.S. Holder may, by filing a U.S. tax return, be able to claim a refund for any withholding tax deducted in excess of the tax liability on any gain. However, as long as our Common Stock continues to be considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) then Non‑U.S. Holders will not be subject to the 15% withholding tax on the disposition of their Common Stock, even if such Common Stock constitutes USRPIs. Moreover, if the Common Stock is considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) and the Non‑U.S. Holder actually or constructively (including by reason of owning our convertible notes) owns or owned, at all times during the shorter of the five‑year period ending on the date of the disposition or the Non‑U.S. Holder’s holding period, 5% or less of the Common Stock taking into account applicable constructive ownership rules (the “5% Test”), such Non‑U.S. Holder may treat its ownership of such Common Stock as not constituting a USRPI and will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Common Stock (in addition to not being subject to the 15% withholding tax described above) or U.S. tax return filing requirements.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non‑U.S. status, such as by furnishing a valid IRS Form W‑8BEN, W‑8BEN‑E, or W‑8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non‑U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.‑related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non‑U.S. office of a non‑U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non‑U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non‑U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non‑U.S. financial institutions and certain other non‑U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non‑financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non‑financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non‑financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non‑compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

THE CONCURRENT NOTES OFFERING
Concurrently with this offering, we are offering 6.5% convertible senior notes due 2031 (the “Notes”), in an aggregate principal amount of $300,000,000. We have granted the underwriters of the Notes in the Concurrent Notes Offering an option to purchase, for settlement within a period of 30 days from the date of the prospectus supplement relating to the Concurrent Notes Offering, up to an additional $45,000,000 principal amount of Notes, solely to cover over-allotments.
We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $288.8 million (or approximately $332.5 million if the underwriters in the Concurrent Notes Offering fully exercise their option to purchase additional Notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.
The Notes will be our senior, unsecured obligations and will accrue interest at a rate of 6.5% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The Notes will mature on July 1, 2031, unless earlier repurchased, redeemed or converted. Before April 1, 2031 noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after April 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election. The initial conversion rate is 249.7502 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $4.00 per share of Common Stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture that will govern the Notes to include certain business combination transactions involving us, the delisting of our Common Stock and the calling of the Notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. In the case of a make-whole fundamental change resulting from the calling of any Notes for redemption, the increased conversion rate, if any, will apply only to the Notes called (or deemed to be called) for redemption.
The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after July 6, 2029, and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Common Stock exceeds 175% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding Notes unless at least $100 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time we send the related redemption notice.
If a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change-of-control events and the delisting of our Common Stock) occurs, then, subject to a limited exception, noteholders may require us to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

UNDERWRITING
We are offering the shares of Common Stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as book‑running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	32,467,533
Total	32,467,533
The underwriters are committed to purchase all of the shares of Common Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.0924 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.0308 per share from the public offering price. After the offering of the shares to the public, if all of the Common Stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
We have granted the underwriters the option to purchase up to an additional 4,870,129 of shares of Common Stock, less the underwriting discounts and commissions and on the same terms and conditions set forth above within 30 days from the date of this prospectus supplement solely to cover over-allotments. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by the underwriters to us per share of Common Stock. The underwriting fee is $0.154 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.154	$0.154
Total	$5,000,000.08	$5,749,999.95
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.2 million.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus supplement, other than the shares of our Common Stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of our Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriters; (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) the issuance of up to 10% of the outstanding shares of our Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; (v) the confidential submission with the SEC or the Financial Industry Regulatory Authority, Inc. of any registration statement under the Securities Act; provided that (a) such submission does not become effective during the period of 30 days after the date of this prospectus supplement (such period, the “restricted period”), (b) prior written notice is delivered to J.P. Morgan Securities LLC and (c) no public filing by any party under the Securities Act or other public announcement shall be required or made voluntarily in connection with such submission; (vi) the facilitation of the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plans do not provide for the transfer of shares of Common Stock during the restricted period and (b) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter, provided that such disclosure includes a statement to the effect that no transfers may be made pursuant to such trading plan during the restricted period); or (vii) the issuance and sale of securities convertible into or exercisable for shares of our Common Stock in the Concurrent Notes Offering.

Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock‑up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, during the “restricted period”, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Common Stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Common Stock or warrants to acquire shares of our Common Stock, provided that any Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
J.P. Morgan Securities LLC may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our Common Stock is listed on The New York Stock Exchange under the symbol “SOC”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Common Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over‑the‑counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerages and other financial and non-financial activities and services. The underwriters and/or their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions for these transactions. For example, an affiliate of J.P. Morgan Securities LLC will serve as lead arranger and bookrunner under the New Senior Secured Credit Facilities, and an affiliate of J.P. Morgan Securities LLC will serve as administrative agent and collateral agent under the New Senior Secured Credit Facilities. J.P. Morgan Securities LLC is also acting as an underwriter in the Concurrent Notes Offering. In addition, from time to time, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
The shares of Common Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of Common Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares of Common Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares of Common Stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in the United Kingdom
The shares of Common Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of Common Stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares of Common Stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares of Common Stock in the UK will be made pursuant to an exception from the prohibition on offers to the public in the POATRs.
In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FSMA Order”), (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the FSMA Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares of Common Stock are not being offered to the public in the United Kingdom.
Notice to prospective investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Common Stock. No shares of Common Stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Common Stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)to any person which is a professional client as defined under the FinSA;
(b)to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the lead bookrunner for any such offer; or
(c)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;
provided that no such offer of shares of Common Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The shares of Common Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of Common Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Hong Kong
The shares of Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares of Common Stock have been or will be offered or sold and no shares of Common Stock have been or will be made the subject of an invitation for subscription or purchase, and no prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Common Stock, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to prospective investors in Japan
The shares of Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The shares of Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Common Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Common Stock you represent and warrant to us that you are an Exempt Investor.
As any offer of the shares of Common Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Common Stock you undertake to us that you will not, for a period of 12 months from the date of sale of the shares of Common Stock, offer, transfer, assign or otherwise alienate those shares of Common Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in the UAE
The shares of Common Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).
Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

LEGAL MATTERS
Certain legal matters in connection with the Common Stock offered by this prospectus supplement will be passed upon for the Company by Latham & Watkins LLP, Houston, Texas. Legal matters in connection with the Common Stock offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2025 and 2024 and for the year ended December 31, 2025 (Successor), the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor), incorporated by reference in this prospectus supplement by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Ham, Langston & Brezina, L.L.P., independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to the uncertainty about Sable Offshore Corp.’s ability to continue as a going concern), and have been incorporated in this prospectus supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the Common Stock that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, any accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and any accompanying prospectus to the extent that a statement contained in this prospectus supplement or any accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 6, 2026;
•our Current Reports on Form 8-K filed with the SEC on February 3, 2026, June 10, 2026, and June 22, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023; and
•any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding the portions, if any, thereof that are “furnished” in accordance with SEC rules) on or after the date of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS
$1,500,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $1,500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock, par value $0.0001 per share (“Common Stock”), is traded on the New York Stock Exchange (“NYSE”) under the symbol “SOC”. On April 21, 2025, the closing price of our Common Stock was $19.38.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $1,500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Sable,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sable Offshore Corp. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our ability to maintain the listing of our Common Stock on the NYSE;
•our ability to recommence production of the SYU Assets and the cost and time required therefor, and production levels once recommenced;
•our financial performance;
•our ability to satisfy future cash obligations;
•restrictions in existing or future debt agreements or structured or other financing arrangements;
•commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;
•uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks;
•the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production;
•reductions in cash flow and lack of access to capital;
•the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;
•the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers and compete within our industry;
•our success in retaining or recruiting, or changes required in, our officers, directors or other key personnel;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•developments relating to our competitors and our industry;

•the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;
•litigation, complaints and/or adverse publicity;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our ability to comply with laws and regulations applicable to our business; and
•changes in applicable laws or regulations.
We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.
•Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, February 19, 2025, and April 21, 2025.
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU. We began hydrotesting Pipeline Segments 324/325 and the other “324/325 Assets” (as defined in the Sable-EM Purchase Agreement) in early 2025 in advance of a potential restart of production from the Santa Ynez Unit offshore platforms and the associated Las Flores Canyon processing facilities in the second quarter of 2025.
Assets
The SYU Assets are comprised of three platforms located in federal waters offshore California and an onshore processing facility and pipeline assets.
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;

•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•POPCO gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, NGL fractionation, and gas compression;
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
We also acquired Pipeline Segments 324/325 (formerly known as Pipeline Segments 901/903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) (the “Pipelines”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. The Pipelines were used to deliver oil to local refinery markets. Following a crude oil release in May 2015, Plains indicated it shut down the Pipelines, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.
Line 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Louis Obispo, California.
Our Common Stock is listed on the NYSE under the symbol “SOC”.
Corporate Information
We filed our Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 14, 2024.
The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579-6161.
Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering by Flame, which closed on March 1, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (our “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors (our “Board”), subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our Common Stock and the warrant agent for our warrants is Equiniti Trust Company, LLC.
Stock Exchange
Our Common Stock is listed on the NYSE under the symbol “SOC”.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Sable,” “we,” “our” or “us” refer to Sable Offshore Corp. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Sable) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Sable and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Sable;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Sable.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sable Offshore Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this Prospectus by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

32,467,533 Shares of Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan
 June 30, 2026